Project Playpen

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

Confidential
------------

September 8, 1999

   Confidential Material for the Special Committee of the Board of Directors

The following pages contain material provided to the Special Committee of the Board of Directors of Elmo (the "Company") by CIBC World Markets Corp. ("CIBC World Markets") in connection with a proposed buyout of the Company by H.I.G. Capital ("H.I.G."). The accompanying material was compiled and prepared on a confidential basis solely for the use of the Special Committee of the Board of Directors of the Company. The information contained in this material was obtained from the Company and other sources. Any estimates and projections for the Company contained herein have been prepared by the management of the Company or are based on such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee of the Board of Directors and, accordingly, neither the Company, the Special Committee, nor CIBC World Markets nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Special Committee of the Board of Directors of the Company.

                                             PROJECT PLAYPEN | September 8, 1999

TABLE OF CONTENTS
================================================================================


     1  EXECUTIVE SUMMARY
     2  SITUATION OVERVIEW
     3  TRANSACTION OVERVIEW
     4  FINANCIAL FORECAST SUMMARY
     5  VALUATION SUMMARY
     6  APPENDIX
        A  Stand Alone Financial Model
        B  Leveraged Buyout Analysis
        C  Weighted Average Cost of Capital Analysis

                                             PROJECT PLAYPEN | September 8, 1999

1  EXECUTIVE SUMMARY

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Review of Elmo's Current Situation

 . The Company announced on July 12, 1999 that, in a bid to take Elmo private, H.I.G. Capital ("H.I.G.") offered $11.50 per share to the public shareholders and option holders (other than the Majority Shareholders) and offered to acquire certain shares held by the Company's Majority Shareholders.

 . H.I.G. subsequently increased its offer to $12.00 per share to the public shareholders and option holders (other than the Majority Shareholders) and agreed to purchase certain shares held by the Majority Shareholders for $49.25 million

 . The $12.00 offer represents a 14.3% premium to the closing stock price of Elmo one trading day prior to the offer

 . The Majority Shareholders, who own 74.3% of Elmo's outstanding shares, have agreed to vote in support of H.I.G.'s proposal and plan to continue managing the Company going forward while holding a 23.61% equity stake in the recapitalized company

 . Elmo's Board of Directors has formed a Special Committee to evaluate H.I.G.'s offer and any other proposals submitted by potential buyers

 .  Elmo's valuation has contracted since its April 1998 initial public offering.
   The Company currently carries a low valuation relative to other comparable publicly traded companies, due in part to its thin trading volume, limited after market support and Majority Shareholder overhang. Key business issues include the ability to obtain popular licenses and maintain / expand important customer relationships

 . On July 1, 1999, the Company announced that second quarter revenues would be approximately 10% to 14% below analysts' estimates, causing Elmo's stock to drop significantly

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

3-Year Quarterly Financial Performance/(1)/

(Fiscal years ended December 31; dollars in thousands)

          Revenue                                        Gross Margin

[BAR CHART APPEARS HERE]                             [BAR CHART APPEARS HERE]


          EBIT                                              Net Income

[BAR CHART APPEARS HERE]                             [BAR CHART APPEARS HERE]

(1) Source of projections: 1999 estimates based on Management projections.

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

3-Year Quarterly Financial Performance/(1)/

(Fiscal years ended December 31; dollars in thousands)


    Gross Margin %                                         EBITDA Margin

[BAR CHART APPEARS HERE]                             [BAR CHART APPEARS HERE]


     EBIT Margin                                            Net Margin

[BAR CHART APPEARS HERE]                             [BAR CHART APPEARS HERE]

(1) Source of projections: 1999 estimates based on Management projections.

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Comparable Company LTM Financial Performance

         Sales                                           LTM Gross Margin

[BAR CHART APPEARS HERE]                             [BAR CHART APPEARS HERE]

     LTM EBIT Margin                                      LTM Net Margin

[BAR CHART APPEARS HERE]                             [BAR CHART APPEARS HERE]

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Comparable Company Trading Multiple Comparison/(1)/

    Firm Value / 1999E Revenue                    Firm Value / 2000E Revenue

     [BAR CHART APPEARS HERE]                      [BAR CHART APPEARS HERE]


    Firm Value / 1999E EBITDA                     Firm Value / 2000E EBITDA

    [BAR CHART APPEARS HERE]                       [BAR CHART APPEARS HERE]

(1) Source of projections: Years 1999 and 2000 based on Management projections. Elmo Firm Value based on stock price on September 3, 1999

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Comparable Company Trading Multiple Comparison/(1)/

    Firm Value / 1999E EBIT                       Firm Value / 2000E EBIT

    [BAR CHART APPEARS HERE]                      [BAR CHART APPEARS HERE]


    Stock Price / 1999E EPS                       Stock Price / 2000E EPS

    [BAR CHART APPEARS HERE]                      [BAR CHART APPEARS HERE]

(1) Source of projections: Years 1999 and 2000 based on Management projections. Elmo Firm Value based on stock price on September 3, 1999.

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Elmo Price / Volume Graph

September 3 1998 - September 3, 1999

                             [GRAPH APPEARS HERE]


A.  7/12/99: Received offer from H.I.G. Capital for $11.50 per share
B.  7/1/99: Pre-announced second quarter revenues are below analysts' estimates
C. 4/22/99: Announced first quarter results; pro forma net income increased 73.8%, pro forma diluted earnings per share increased 32% to $0.25 vs. $0.19
D.  4/14/99: Announced acquisition of assets from D. Glasgow & Sons
E.  3/1/99: Announced 3-year licensing agreement with Mudd
F. 2/9/99: Announced record fourth quarter earnings; pro forma EPS of $0.31, up 158% for the quarter, full year pro forma EPS of $0.99, up 183%
G. 10/22/98: Announced record third quarter EPS of $0.33, up 57.1% from pro forma 1997 EPS

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Elmo Price / Volume Graph

April 3, 1998 (IPO) - September 3, 1999

                             [GRAPH APPEARS HERE]

                                            PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Elmo Stock Price Performance Relative to Peer Companies and the S&P 500
Index/(1)/

September 3, 1998 - September 3, 1999

                             [GRAPH APPEARS HERE]

(1) Dividends are not taken into account when calculating relative performance. Peer Companies include: CHKE, NAUT, CBUK, VANS, WAC, GOSHA, TAGS, AISI, ASM, TMAX, EMAK, HELE, MAGI, JNY, GCW, PERY, CHS

                                             PROJECT PLAYPEN | September 8, 1999
EXECUTIVE SUMMARY
================================================================================

Elmo Last 6 Months Volume Distribution Analysis/(1)/

(March 3, 1999 -September 3, 1999)

$7.00 - $8.60      $8.60 - $10.20      $10.20 - $11.80      $11.80 - $13.40      $13.40 - $15.00
    39.6%              28.0%                94.5%                50.1%                 30.1%

(1) 6.3 mm cumulative shares were traded, representing 242.3% of the public float of 2.6 mm shares outstanding as reported in the quarter ending 6/30/99. Public float is defined as the total shares outstanding less shares held by the Majority Shareholders.

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Elmo Last 3 Months Volume Distribution Analysis/(1)/

(June 3, 1999 - September 3, 1999)

$7.00 - $8.50      $8.50 - $10.00      $10.00 - $11.50      $11.50 - $13.00      $13.00 - $14.50
    39.1%              18.0%                61.5%                 2.1%                 13.9%

(1) 3.5 mm cumulative shares were traded, representing 134.6% of the public float of 2.6 mm shares outstanding as reported in the quarter ending 6/30/99. Public float is defined as the total shares outstanding less shares held by the Majority Shareholders.

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Historical P/E Ratios of Peer Universe/(1)/

Historically, Elmo has traded at a significant discount to its peer group (average P/E spread of 4.6x)

                             [GRAPH APPEARS HERE]


(1) Peer Universe includes: Aris Industries, Authentic Fitness, Bernard Chaus, Cherokee, Inc., Cutter & Buck, Gerber Childrenswear, Jones Apparel Group, McNaugton Apparel, Nautica, OshKosh B'Gosh, Perry Ellis, Phillips-Van Heusen, Quiksilver, Inc., Tarrant Apparel, Toymax, Vans, Inc., V.F. Corporation, Warnaco, Equity Marketing, and Helen of Troy

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Elmo - Research Analyst Summary

March 26, 1999 reflects the most recently published research report for Elmo. All analysts have since dropped their coverage of the stock.

------------------------------------------------------------------------------------------------------------------------------------
Firm /                                                  Stock Price
Analyst                      Date      Rating        @Report  Target   FY 1999E  FY 2000E Comments
------------------------------------------------------------------------------------------------------------------------------------
Needham & Company            3/26/99   "Strong Buy"  $10.75   $18.00   $1.22     $1.51    "We believe that Elmo has a superior
James R. Palczynski                                                                       operating model, mix of business and track
                                                                                          record when compared to most publicly
                                                                                          traded apparel companies. The Company's
                                                                                          100% pre-booked revenue stream, highly
                                                                                          visible backlog, broad portfolio of
                                                                                          licenses, wide array of retail customers,
                                                                                          and four consecutive quarters of earnings
                                                                                          outperformance should, in our view, place
                                                                                          Elmo's relative valuation in the top tier
                                                                                          of apparel companies. In spite of this
                                                                                          opinion, Elmo's forward earnings multiple
                                                                                          has contracted since the Company's April
                                                                                          1998 IPO. We find this curious and believe
                                                                                          that the market is efficient enough to
                                                                                          correct this difference between current
                                                                                          and intrinsic valuation rather quickly. We
                                                                                          believe that the most serious limiting
                                                                                          factors to Elmo's valuation are the
                                                                                          relatively small float and the rather
                                                                                          anemic average daily trading volume."

Morgan Keegan & Company      2/26/1999 "Outperform"     $11.38   $15.00   $1.18    NA     "We initiate coverage of Elmo with an
Rick Snyder                                                                               Outperform rating. We believe that Elmo
                                                                                          shares, currently trading at 9.6x our 1999
                                                                                          EPS estimate of $1.18 and a firm value to
                                                                                          1999 EBITDA multiple of only 5.5x,
                                                                                          represent excellent value."

                                                                                          "Finally, we believe that investors are
                                                                                          valuing Elmo shares as they would those of
                                                                                          an apparel manufacturer despite the fact
                                                                                          that the Company does no manufacturing. We
                                                                                          believe that these shares warrant a P/E
                                                                                          ratio closer to the Company's expected
                                                                                          growth rate of 20%, as do some major
                                                                                          brands (Elmo possesses many of the
                                                                                          characteristics of these brands). Based on
                                                                                          this and the shares' current low
                                                                                          valuation, we establish a $15 12-month
                                                                                          price target."

                                             PROJECT PLAYPEN | September 8, 1999

EXECUTIVE SUMMARY
================================================================================

Elmo - Research Analyst Summary (continued)


------------------------------------------------------------------------------------------------------------------------------------
Firm /                                                  Stock Price
Analyst                      Date      Rating        @Report  Target   FY 1999E  FY 2000E Comments
------------------------------------------------------------------------------------------------------------------------------------
Ladenburg Thalmann           12/23/98  "Buy"         $13.00   $17.00  $1.10       N/A     "We believe Elmo's significant momentum
Kenneth Boss                                                                              and growing market share within the $29
Marlowe Burke                                                                             billion children's apparel market is a
                                                                                          result of the Company's unique strengths:

                                                                                              - Elmo has the right products
                                                                                              - Strong relationships
                                                                                              - Elmo can be counted on to execute
                                                                                                orders

                                                                                          In essence, it all boils down to Elmo's
                                                                                          credibility with its potential licensing
                                                                                          partners, with its manufacturers, and
                                                                                          with retailers who depend on them to
                                                                                          fulfill their display racks with
                                                                                          merchandise that meets the higher quality
                                                                                          and value of today's customers. These
                                                                                          factors should combine with the Company's
                                                                                          disciplined approach to new order
                                                                                          acceptance (25% minimum gross margin) and
                                                                                          fixed cost leverage to produce EPS growth
                                                                                          of approximately 20%. Our 12-month price
                                                                                          target of $17 is based on 15.5x our
                                                                                          conservative fiscal year 1999 EPS estimate
                                                                                          of $1.10 and represents over 30%
                                                                                          appreciation potential from current
                                                                                          levels."

The Seidler Companies        11/3/1998 "Strong Buy"   $10.50" $16.00  $1.10       NA      "We are initiating coverage of Elmo with a
Elizabeth Pierce                                                                          Strong Buy recommendation due to its
                                                                                          excellent market position and its expected
                                                                                          strong earnings growth. Elmo has
                                                                                          established a solid industry reputation
                                                                                          for quality, design, good price/value
                                                                                          relationship, timely delivery and
                                                                                          professionalism. We believe these are
                                                                                          attributes that potential new customers
                                                                                          seek out and should serve as a competitive
                                                                                          advantage as the Company develops new
                                                                                          business. We estimate that earnings should
                                                                                          grow at 25% over the next three years
                                                                                          driven by increased sales to both new and
                                                                                          existing customers as well as new license
                                                                                          acquisitions. We are initiating coverage
                                                                                          with a strong buy rating and a twelve-
                                                                                          month target price of $16."

                                             PROJECT PLAYPEN | September 8, 1999
EXECUTIVE SUMMARY
================================================================================

Shareholder Profile Analysis

(Shares in Thousands)


--------------------------------------------------------------------------------
                             Institutional Holders
--------------------------------------------------------------------------------

                                                                     Cumulative
Institutional Holders                     Shares     Percent             Percent
---------------------------------     ----------  ----------  ------------------
Hathaway & Associates Ltd.                   220        2.1%                2.1%
Fidelity Mgmt & Research Co                  200        1.9%                4.0%
Aim Capital Management Inc.                  180        1.7%                5.8%
William Blair & Co L.L.C Inv Mgm             135        1.3%                7.1%
Munder Capital Management                    133        1.3%                8.4%
Luther King Capital Management               110        1.1%                9.4%
Fleet Finl Group Inc                          86        0.8%               10.3%
Barclays Bank Plc                             78        0.8%               11.0%
Robertson Stephns Co Inv                      75        0.7%               11.7%
Associated Banc-Corp                          59        0.6%               12.3%
Other Institutions                           398        3.8%               16.1%
---------------------------------     ----------  ----------  ------------------
Total Institutional Ownership              1,674       16.1%               16.1%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Distribution Summary
--------------------------------------------------------------------------------

                                                      Shares             Percent
                                                  ------------------------------
Institutional Holders                                  1,674               16.1%
Insider Ownership                                      7,895               76.1%
Retail                                                   807                7.8%
---------------------------------                 ------------------------------
Total Shares Outstanding                              10,376              100.0%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Insider Ownership
--------------------------------------------------------------------------------

Insiders                                                       Shares    Percent
--------------------------------                           ---------- ----------
Jack and Mark Benun                                             6,588      63.5%
Isaac Levy                                                      1,163      11.2%
Andrew Glasgow                                                     96       0.9%
Stuart Bender                                                      33       0.3%
Marvin Azrak                                                        8       0.1%
Stephen I. Kahn                                                     8       0.1%
--------------------------------                           ---------- ----------
Total Insiders                                                  7,895      76.1%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Distribution Summary
--------------------------------------------------------------------------------

                             [CHART APPEARS HERE]

--------------------------------------------------------------------------------

Source: CDA Spectrum 6/30/99, Proxy dated 4/26/99, 10Q dated 6/30/99.

                                             PROJECT PLAYPEN | September 8, 1999

2    SITUATION OVERVIEW

                                             PROJECT PLAYPEN | September 8, 1999

SITUATION OVERVIEW
================================================================================

Overview of the Situation

--------------------------------------------------------------------------------
DATE                     EVENT
--------------------------------------------------------------------------------
October 29, 1998         .  Company engages BDO Seidman to explore a secondary
                            stock offering

                         . Shortly thereafter, BDO Seidman recommends that Elmo explore other strategic alternatives including the sale or privatization of the Company

                         .  BDO Seidman contacts approximately 35 potential
                            buyers, both strategic and financial, most of which
                            express limited interest in acquiring a children's
                            apparel company
--------------------------------------------------------------------------------

February 5, 1999         .  Elmo receives indication of interest from Party A

                         .  Parties negotiate a term sheet, but terminate
                            discussions as a result of proposed management
                            exclusivity provision as well as insufficient offer
--------------------------------------------------------------------------------

April 8, 1999            .  Elmo receives indication of interest from Party B

                         .  Discussions end as a result of insufficient offer
--------------------------------------------------------------------------------

May 12, 1999             .  Elmo receives first Letter of Intent from H.I.G.
                            Capital offering $12.75 per share, plus $53 million
                            and a 24% pro forma equity stake for the Majority
                            Shareholders
--------------------------------------------------------------------------------

June 30, 1999            .  H.I.G. revises its Letter of Intent to offer $11.50
                            per share, plus $53 million and a 23.61% pro forma
                            equity stake for the Majority Shareholders
--------------------------------------------------------------------------------

July 12, 1999            .  Company announces projected shortfall in revenue for
                            Second Quarter

                         .  H.I.G. Capital and Majority Shareholders sign third
                            Letter of Intent and agree to $11.50 per share, plus
                            $49.25 million and a 23.61% pro forma equity stake
                            for the Majority Shareholders
--------------------------------------------------------------------------------

July 22, 1999            .  Company forms Special Committee to review proposal
--------------------------------------------------------------------------------

July 27, 1999            .  Special Committee engages CIBC World Markets
--------------------------------------------------------------------------------

August 4, 1999           .  CIBC World Markets meets with Elmo management
--------------------------------------------------------------------------------

                                             PROJECT PLAYPEN | September 8, 1999

SITUATION OVERVIEW
================================================================================

Overview of the Situation

--------------------------------------------------------------------------------
DATE                     EVENT
--------------------------------------------------------------------------------
August 12, 1999          .  Special Committee updated

                         .  Special Committee instructs CIBC World Markets to
                            seek alternative indications of interest
--------------------------------------------------------------------------------

August 13, 1999          .  CIBC World Markets conducts additional due diligence
                            on Elmo projections
--------------------------------------------------------------------------------

August 16 -              .  CIBC World Markets contacts 25 strategic and
August 30, 1999             financial buyers, including buyers previously
                            contacted by BDO Seidman

                         .  No indications of interest received
--------------------------------------------------------------------------------

                                             PROJECT PLAYPEN | September 8, 1999

3    TRANSACTION OVERVIEW

                                               PROJECT PLAYPEN September 8, 1999

TRANSACTION OVERVIEW
================================================================================

Key Transaction Terms

--------------------------------------------------------------------------------------------------------
Structure           .  Leveraged recapitalization
--------------------------------------------------------------------------------------------------------
Consideration       .  Public shareholders and option holders (other than the Majority Shareholders)
                       will receive $12.00 per share in cash
                    .  Majority Shareholders will receive $49.25 million in cash and will retain common stock equal to approximately 23.61% of the pro forma common equity of the recapitalized Company
--------------------------------------------------------------------------------------------------------
Conditions          .  Financing
                    .  No Material Adverse Effect
                    .  Shareholder Approval
                    .  Payment of Notes to Majority Shareholders
--------------------------------------------------------------------------------------------------------
Termination and     .  $5.75 million and up to $1 million in out-of-pocket expenses and fees, if the
 Fees                  Company's Board or Special Committee exercises its fiduciary duty out in order to accept a third party acquisition proposal
--------------------------------------------------------------------------------------------------------
Non-solicitation    .  The Company is not restricted from soliciting acquisition proposals from third parties
--------------------------------------------------------------------------------------------------------
Support Agreement   .  Majority Shareholders will agree to vote in favor of the H.I.G. transaction
                    .  Majority Shareholders to refrain from soliciting third party acquisition proposals, and will grant H.I.G. an irrevocable proxy
--------------------------------------------------------------------------------------------------------

                                               PROJECT PLAYPEN September 8, 1999

TRANSACTION OVERVIEW
================================================================================

Transaction Sources & Uses and Multiple Analysis
(Figures in thousands, except share and multiple data)

A $12.00 per share offer price represents 7.0x LTM EBITDA and 7.1x LTM EBIT

  -------------------------------------------------------       ------------------------------------------------------------------
   Sources of Funds/(1)/                                             Uses of Funds/(1)/
  -------------------------------------------------------       ------------------------------------------------------------------
                                                                 Purchase of Minority Shares                           $ 31,591.7
   Bank Revolver                          $ 11,641.7             Payment to Majority Shareholders                        49,250.0
   Acquisition Senior Debt                  60,000.0             Refinance Existing Elmo Current Debt                    10,030.0
   Acquisition Subordinated Debt            10,000.0             Repay Notes Due to Shareholders                          5,570.0
   Acquisition PIK Preferred                     0.0             Transaction Costs                                        3,000.0
   New Equity                               20,300.0             Deferred Fees                                            2,500.0
                                         -----------                                                                   ----------
     Total Sources of Funds               $101,941.7                Total Uses of Funds                                $101,941.7
  -------------------------------------------------------       ------------------------------------------------------------------

  -------------------------------------------------------       ------------------------------------------------------------------
   Transaction Value                                              Summary Valuation/(4)/             LTM        1999E       2000E
  -------------------------------------------------------       ------------------------------------------------------------------
   Fully Diluted Shares/(2)/                10,405.7
   Offer Price Per Share                      $12.00              Enterprise Value/Revenues          0.8x        0.8x       0.6x
                                         -----------              Enterprise Value/EBITDA            7.0x        6.8x       5.5x
     Implied Equity Value                 $124,868.3              Enterprise Value/EBIT              7.1x        7.0x       5.5x
   Net Debt/(3)/                            17,464.0              Equity Value/Net Income           13.7x       11.2x       8.7x
                                         -----------
     Implied Enterprise Value             $142,332.3
  -------------------------------------------------------       ------------------------------------------------------------------

(1)  Based on Commitment Letter as of August 19, 1999.
(2) Assumes fully diluted shares as of June 30, 1999 of 10.38 million shares plus 180,000 options (based on the treasury method).
(3)  At June 30, 1999.
(4) Based on Company's projections for 1999 and 2000. Assumes $12.00 per share for all shares.

                                               PROJECT PLAYPEN September 8, 1999

                         4  FINANCIAL FORECAST SUMMARY

                                             PROJECT PLAYPEN | September 8, 1999

CIBC World Markets' analysis is based on four primary valuation methodologies as well as other indicators of value

FINANCIAL FORECAST SUMMARY
================================================================================

Elmo Income Statement
(Figures in thousands)

                                                   Actual                    Estimated                    Projected
                                   --------------------------------------    ----------    --------------------------------------
Fiscal Year End 12/31                 1997          1998        LTM/(1)/        1999          2000          2001         2002
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
Sales                              $106,673.0    $154,559.0    $170,134.0    $188,798.0    $226,864.2    $249,550.6    $274,505.7
  % Growth                                 --          44.9%         44.7%         22.2%         20.2%         10.0%         10.0%
Cost of Goods Sold                   79,412.0     113,458.0     124,113.0     140,389.5     169,472.8     186,420.1     205,062.1
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------

  Gross Profit                       27,261.0      41,101.0      46,021.0      48,408.5      57,391.4      63,130.5      69,443.5
  Gross margin                           25.6%         26.6%         27.0%         25.6%         25.3%         25.3%         25.3%

SG&A                                 18,457.0      22,449.0      25,588.0      27,482.0      31,369.8      34,506.8      37,957.5
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
  % of Sales                             17.3%         14.5%         15.0%         14.6%         13.8%         13.8%         13.8%

EBITDA                                8,804.0      18,652.0      20,433.0      20,926.5      26,021.6      28,623.7      31,486.1
  EBITDA Margin                           8.3%         12.1%         12.0%         11.1%         11.5%         11.5%         11.5%

Depreciation and Amortization           336.0         338.0         524.0         527.8         408.5         449.4         494.3
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------

Operating Income                      8,468.0      18,314.0      19,909.0      20,398.7      25,613.0      28,174.3      30,991.7
  % of Sales                              7.9%         11.8%         11.7%         10.8%         11.3%         11.3%         11.3%

Interest Expense (net)                3,803.0       2,077.0       1,337.0       2,077.0         931.7         175.3        (484.9)
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
Pre-Tax Income                        4,665.0      16,237.0      18,572.0      18,321.7      24,681.3      27,999.0      31,476.6

Net Income                         $  2,704.0    $  9,580.0    $  9,090.0    $ 13,245.8    $ 14,315.2    $ 16,239.4    $ 18,256.4

                                   -------------------------
                                      2003          2004
                                   ----------    ----------
Sales                              $301,956.2    $332.151.8
  % Growth                               10.0%         10.0%
Cost of Goods Sold                  225,568.3     248,125.2
                                   ----------    ----------

  Gross Profit                       76,387.9      84,026.7
  Gross margin                           25.3%         25.3%

SG&A                                 41,753.2      45,928.5
                                   ----------    ----------
  % of Sales                             13.8%         13.8%

EBITDA                               34,634.7      38,098.2
  EBITDA Margin                          11.5%         11.5%

Depreciation and Amortization           543.8         598.1
                                   ----------    ----------

Operating Income                     34,090.9      37,500.0
  % of Sales                             11.3%         11.3%

Interest Expense (net)               (1,169.3)     (1,889.5)
                                   ----------    ----------
Pre-Tax Income                       35,260.2      39,389.6

Net Income                         $ 20,450.9    $ 22,845.9


(1)  LTM period ending 6/30/99
(2) Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 through 2004 extrapolated at 10% revenue growth with constant margins

                                             PROJECT PLAYPEN | September 8, 1999

                             5  VALUATION SUMMARY

                                             PROJECT PLAYPEN | September 8, 1999

VALUATION SUMMARY
================================================================================

Valuation Summary

 . CIBC World Markets has reviewed and performed our analysis based on historical public data and the information provided to us by the management of Elmo

 . Our analysis is focused on the following quantitative valuation methodologies:

     .  Comparable public companies analysis

     .  Precedent transactions analysis

     .  Discounted cash flow analysis

     .  Premiums paid analysis.

 .  We have also reviewed two other indicators of value including:

     .  Leveraged buyout analysis

     .  52-week trading range

 .  In addition, we have considered qualitative factors, including the following:

     .  General trends impacting apparel companies

     .  Market demand for Elmo's portfolio of licensed brands

     .  The status of Elmo's retail customer relationships

     .  Lack of pure comparable companies

     .  Lack of owned brands

     .  Lack of manufacturing base

                                             PROJECT PLAYPEN | September 8, 1999

VALUATION SUMMARY
================================================================================

Valuation Summary

[Chart appears here]




(1)  Offer price to Minority Shareholders

                                             PROJECT PLAYPEN | September 8, 1999

VALUATION SUMMARY
================================================================================

Valuation Summary Detail/(1)/
(Figures in thousands, except per share data)


Comparable Company Analysis
--------------------------------------------------------------------------------

                          Financial                 Multiple Range/(2)/                           Enterprise Value
                                         ----------------------------------------    -----------------------------------------
                          Statistic          Low          Median         High            Low          Median          High
                         -----------     -----------   -----------    -----------    -----------    -----------    -----------
LTM Revenue              $ 170,134.0             0.4x          0.5x           1.4x   $  68,053.6    $  85,067.0    $ 238,187.6
LTM EBITDA                  20,433.0             3.0           6.3            8.3       61,299.0      128,727.9      169,593.9
LTM EBIT                    19,909.0             3.9           7.3            9.9       77,645.1      145,335.7      197,099.1

LTM Net Income           $   9,090.0             4.9x          8.3x          15.3x   $  44,541.0    $  75,447.0    $ 139,077.0
1999E Calendar E.P.S.           1.07             6.8          10.9           16.1       75,487.0      121,001.2      178,726.6
2000E Calendar E.P.S.           1.38             5.5          10.0           11.1       78,733.5      143,151.8      158,898.4

1999E Calendar E.P.S./5
  year growth/(3)/              21.7%           36.4%         41.5%          69.5%            --             --             --


                                           Equity Value                               Per Share Amount
                             -----------------------------------------    -----------------------------------------
                                 Low          Median         High            Low           Median          High
                             -----------    -----------    -----------    -----------    -----------    -----------
LTM Revenue                  $  50,589.6    $  67,603.0    $ 220,723.6    $      4.86    $      6.50    $     21.21
LTM EBITDA                      43,835.0      111,263.9      152,129.9           4.21          10.69          14.62
LTM EBIT                        60,181.1      127,871.7      179,635.1           5.78          12.29          17.26

LTM Net Income               $  27,077.0    $  57,983.0    $ 121,613.0    $      2.60    $      5.57    $     11.69
1999E Calendar E.P.S.           61,286.4      106,800.6      164,525.0           7.26          11.63          17.18
2000E Calendar E.P.S.           76,134.5      140,552.8      156,299.5           7.57          13.76          15.28

1999E Calendar E.P.S./5
  year growth/(3)/                    --            --              --    $      8.43    $      9.61    $     16.10

                             --------------------------------------------------------------------------------------
                              Reference Range                             $      5.00    $     10.00    $     17.00
                             --------------------------------------------------------------------------------------


Precedent Transaction Analysis
--------------------------------------------------------------------------------

                               Financial                 Multiple Range/(2)/                           Enterprise Value
                                              ----------------------------------------    -----------------------------------------
                               Statistic          Low          Median         High            Low           Median          High
                              -----------     -----------   -----------    -----------    -----------    -----------    -----------
LTM Revenue                   $ 170,134.0             0.5x          0.8x           1.1x   $  85,067.0    $ 136,107.2    $ 187,147.4
LTM EBITDA                       20,433.0             6.7           7.4            8.7      136,901.1      151,204.2      177,767.1
LTM EBIT                         19,909.0             7.4           8.5           11.0      147,326.6      169,226.5      218,999.0

LTM Net Income                $   9,090.0            10.6x         15.3x          20.2x   $  96,354.0    $ 139,077.0    $ 183,618.0


                                           Equity Value                               Per Share Amount
                             -----------------------------------------    -----------------------------------------
                                 Low          Median         High            Low           Median          High
                             -----------    -----------    -----------    -----------    -----------    -----------
LTM Revenue                  $  67,603.0    $ 118,643.2    $ 169,683.4    $      6.50    $     11.40    $     16.31
LTM EBITDA                     119,437.1      133,740.2      160,303.1          11.48          12.85          15.41
LTM EBIT                       129,862.6      151,762.5      210,535.0          12.48          14.58          19.37

LTM Net Income               $  78,890.0    $ 121,613.0    $ 166,154.0    $      7.58    $     11.69    $     15.97
                             --------------------------------------------------------------------------------------
                              Reference Range                             $      9.00    $     13.00    $     17.00
                             --------------------------------------------------------------------------------------

(1)  Source of projections: Years 1999 and 2000 based on Management projections.
(2)  Selected multiple range based on Tier 1 calculations.
(3)  Estimated 5 year growth rate based on First Call Estimates.
(4) Selected multiple range based on acquisition of Sun Apparel, Koret of CA (Levi Strauss), Nine West, and Designer Holdings.

                                            PROJECT PLAYPEN | September 8, 1999


VALUATION SUMMARY
================================================================================

Valuation Summary Detail
(Figures in thousands, except per share data)

Discounted Cash Flow Analysis
------------------------------------------------------------------------------------------------------------------------------------

                                            Discount Rates         Exit Multiple Range                            Per Share Amount
                                      ------------------------- -------------------------                      ---------------------
                                         Low            High       Low           High                             Low        High
                                      ------------  ----------- -----------  ------------                      ---------- ----------
Multiple Based                          13.0%           15.0%     5.5x            7.5x                         $ 12.48    $ 17.59

                                            Discount Rates         Terminal Growth Rate
                                      ------------------------- -------------------------
                                         Low            High       Low           High
                                      ------------  ----------- -----------  ------------
Perpetuity Growth Based                 13.0%           15.0%     4.0%            5.0%                         $  9.34    $ 13.10

                                                                                      ----------------------------------------------
                                                                                      Reference Range          $ 10.00    $ 16.00
                                                                                      ----------------------------------------------

Premiums Paid Analysis
------------------------------------------------------------------------------------------------------------------------------------

                                        Stock                      Average of 1 Day/1 Week/4 Weeks           Per Share Amount
                                                                  ---------------------------------    -----------------------------
                                      Price/(1)/                     Low       Average      High          Low       Mid      High
                                      ----------                  --------- ------------ ----------    ---------- ------- ----------
Premiums Paid (All Transactions)       $ 10.50                      0.5%       15.4%       68.1%        $ 10.55   $ 12.12  $ 17.65

Premiums Prior (Apparel Transactions)  $ 10.50                      8.5%       31.5%       56.3%        $ 11.39   $ 13.81  $ 16.41

                                                                                      ----------------------------------------------
                                                                                      Reference Range   $ 10.00   $ 13.00  $ 18.00
                                                                                      ----------------------------------------------

(1) Stock price one trading day prior to announcement of $11.50 offer.

                                             PROJECT PLAYPEN | September 8, 1999


VALUATION SUMMARY
================================================================================

Valuation Matrix
(Figures in Thousands Except Per Share Data

                                              LTM Rev    LTM EBITDA   LTM EBIT    1999E EPS    2000E EPS
     -------------------------------------------------------------------------------------------------------
     Elmo Financial Statistics                 $170,134    $20,433      $19,909     $1.07          $1.38
     -------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------
     Stock                Equity     Firm         FV/       FV/LTM      FV/LTM    Stock Price/   Stock Price
     Price    Premium     Value      Value      LTM Rev     EBITDA       EBIT     1999E EPS      2000E EPS
     -------------------------------------------------------------------------------------------------------
     $10.50    0.0%       $109,260   $126,724    0.7x        6.2x        6.4x       9.8x           7.6x
     $11.00    4.8%       $114,463   $131,927    0.8x        6.5x        6.6x      10.3x           8.0x
     $11.50    9.5%       $119,665   $137,129    0.8x        6.7x        6.9x      10.8x           8.4x
     $12.00   14.3%       $124,868   $142,332    0.8x        7.0x        7.1x      11.2x           8.7x
     $12.50   19.0%       $130,071   $147,535    0.9x        7.2x        7.4x      11.7x           9.1x
     $13.00   23.8%       $135,274   $152,738    0.9x        7.5x        7.7x      12.2x           9.4x
     $13.50   28.6%       $140,477   $157,941    0.9x        7.7x        7.9x      12.6x           9.8x
     $14.00   33.3%       $145,680   $163,144    1.0x        8.0x        8.2x      13.1x          10.2x
     $14.50   38.1%       $150,883   $168,347    1.0x        8.2x        8.5x      13.6x          10.5x
     $15.00   42.9%       $156,085   $173,549    1.0x        8.5x        8.7x      14.1x          10.9x
     $15.50   47.6%       $161,288   $178,752    1.1x        8.7x        9.0x      14.5x          11.3x
     -------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------
     Comparable Companies median (Tier 1)        0.5x        6.3x        7.3x      10.9x          10.0x
     -------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------
     Precedent Transactions median/(6)/          0.8x        7.4x        8.5x      15.8x          13.6x
     -------------------------------------------------------------------------------------------------------

     (1) Source of projections: Years 1999 and 2000 based on Management projections.
     (2)  LTM as of June 30, 1999
     (3) As of June 30, 1999, Elmo had 10.4 million fully diluted common shares.
     (4) Firm Value equals Equity Value plus Net Debt. At June 30, 1999, Elmo had Net Debt of $17,564.
     (5) $10.50 reflects stock price one trading day prior to announcement of $11.50 offer
     (6) Based on acquisitions of Sun Apparel, Koret of CA (Levi Strauss), Nine West, and Designer Holdings.

                                             PROJECT PLAYPEN| SEPTEMBER 8, 1999


VALUATION SUMMARY
================================================================================

Comparable Public Companies Analysis
(Figures in thousands, except per share and multiple data)

                                                    Market
                                        Stock      Value of       Net            Firm         MVE             Stock Prices
                                                                                           ----------     -------------------------
Company                                Price(a)    Equity (b)   Debt (c)       Value (d)    LTM NI          1999E EPS    2000E EPS
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Elmo                                     $  10.63   $  110,242  $   17,464     $  127,706     12.1 x          8.6x          6.6x
-----------------------------------------------------------------------------------------------------------------------------------
Tier 1: Licenses and Branded Apparel
        ----------------------------
Aris Industries, Inc.           AISI     $   2.69   $  211,265  $   25,400     $  236,665       NM             NA            NA
Authentic Fitness Corporation    ASW        17.63      405,433     153,694        559,127     15.3 x         12.9 x        11.1 x
Bernard Chaus, Inc               CHS         2.81       76,263       7,292         83,555      7.0             NA            NA
Gerber Childrenwear, Inc         GCW         4.88       83,020      18,401        101,421      4.9            6.8           5.5
McNaughton Apparel Group        MAGI         9.25       77,195     120,816        198,011       NM           11.4          10.3
Oshkosh B'Gosh, Inc             GOSHA       16.19      227,467        (740)       226,727      7.5             NA            NA
Phillips-Van Heusen              PVH         9.50      259,236     220,985        480,221     13.3           16.1          10.3
Tarrant Apparel Group           TAGS        14.50      229,173      63,848        293,021      9.2            8.3           6.5
V.F. Corporation                 VFC        36.00    4,293,214     999,628      5,292,842     11.0           10.9          10.0
The Wamaco Group, Inc.           WAC        21.75    1,207,349     785,670      1,993,019      6.4            8.3           7.2
-----------------------------------------------------------------------------------------------------------------------------------
High                                                                                          15.3 x         16.1 x        11.1 x
Median                                                                                         8.3           10.9          10.0
Mean                                                                                           9.3           10.7           8.7
Trimmed Mean                                                                                   9.1           10.4           8.8
Low                                                                                            4.9            6.8           5.5
-----------------------------------------------------------------------------------------------------------------------------------
Tier 2: Branded Apparel
        ---------------
Cherokee Inc.                CHKE        $   8.00   $   69,643  $   37,976     $  107,619      9.2 x           NA            NA
Cutter & Buck, Inc.          CBUK           13.06      132,275      13,452        145,727     16.5           10.1 x         8.0 x
Jones Apparel Group           JNY           28.00    3,651,116   1,206,871      4,757,987     19.6           14.6          11.6
Nautica Enterprises, Inc.    NAUT           14.94      516,765      (1,938)       514,827      9.7           10.5           9.2
Perry Ellis International    PERY           12.94       87,556     138,543        226,099      9.3            8.4           7.1
Quicksilver, Inc              ZQX           18.50      427,920      57,558        485,478     18.2           16.0          13.4
Vans, Inc.                   VANS           12.50      173,163       2,430        175,593     20.8           13.6          11.2
------------------------------------------------------------------------------------------------------------------------------------
    Tier 2  Median                                                                                           12.0 x        10.2 x
------------------------------------------------------------------------------------------------------------------------------------
Tier 3: Non-Apparel Licensee
        --------------------
Equity Marketing Inc.        EMAK        $  13.25   $   83,638  $   14,259     $   97,897      7.3 x         11.2 x         9.2 x
Helen of Troy Limited        HELE           14.19      423,891      24,819        448,710     14.4           12.3          10.3
Toymax International         TMAX            9.13       97,250      (4,054)        93,196     11.4           12.2           N.A
-----------------------------------------------------------------------------------------------------------------------------------
    Tier 3 Median                                                                                            12.2 x         9.7 x
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                             5-Yr.          Cal '99 PSE
                                                      Firm Value (d)/LTM                    Est.  EPS         as % of
                                             --------------------------------------
                                             Revenues         EBITDA        EBIT             GROWTH         5 Yr. Gr.
                                             ---------------------------------------------------------------------------
Elmo                                             0.8 x          6.2 x         6.4 x           21.7 %          30.6 %
----------------------------------------------------------------------------------------------------------------------------------
Tier 1: Licensees and Branded Apparel
        -----------------------------
Aris Industries, Inc.           AISI             1.6 x(e)        NM            NM               NA              NA
Authentic Fitness Corporation    ASW             1.4            7.8 x         9.7 x           16.0  %         69.5 %
Bernard Chaus, Inc               CHS             0.4            6.0           6.2               NA              NA
Gerber Childrenwear Inc          GCW             0.4            3.0           3.9             15.0            36.4
Mc Naughton Apparel Group       MAGI             0.5            8.3           9.9               NA              NA
Oshkosh B'Gosh                  GOSHA            0.5            3.8           4.5               NA              NA
Phillips-Van Heusen              PVH             0.4            6.4           9.0               NA              NA
Tarrant Apparel Group           TAGS             O.7            6.3           7.3             17.5            37.2
V.F. Corporation                 VFC             1.0            6.3           7.7              9.3           106.7(e)
The Wamaco Group Inc.            WAC             1.0            5.1           5.9             15.8            45.7
------------------------------------------------------------------------------------------------------------------------------------
High                                             1.4 x          8.3 x         9.9 x           17.5 x          69.5 x
Median                                           0.5            6.3           7.3             15.8            41.5
Mean                                             0.7            5.9           7.1             14.7            47.2
Trimmed Mean                                     0.6            6.0           7.2             15.6            41.5
Low                                              0.4            3.0           3.9              9.3            36.4
-----------------------------------------------------------------------------------------------------------------------------------
Tier 2: Branded Apparel
        ---------------
Cherokee Inc.                CHKE                4.8 x (f)      5.7 x         7.1 x           20.0 %            NA
Cutter & Buck, Inc.          CBUK                1.4            9.8          11.6             27.5            29.2 %
Jones Apparel Group           JNY                2.3           13.2          14.8             21.4            54.0
Nautica Enterprises, Inc.    NAUT                0.9            5.2           6.1             13.9            66.3
Perry Ellis International    PERY                1.0            8.9          10.3             17.5            40.3
Quicksilver, Inc.             ZQX                1.2            9.9          11.3             24.8            54.2
Vans, Inc.                   VANS                0.9           17.4          19.9             20.0            56.1
------------------------------------------------------------------------------------------------------------------------------------
    Tier 2: Median                               1.1 x (f)      9.8 x        11.3 x           20.0 %          54.4 %
------------------------------------------------------------------------------------------------------------------------------------
Tier 3: Non-Apparel Licensees
        ---------------------
Equity Marketing Inc.        EMAK                0.5 x          6.7 x         8.3 x           20.0 %          45.9 %
Helen of Troy Limited        HELE                1.5           10.5          12.0             20.0            51.4
Toymax International         TMAX                0.8            6.1           7.1               NA              NA
------------------------------------------------------------------------------------------------------------------------------------
    Tier 3 Median                                0.8 x          6.7 x         8.3 x           20.0 %          48.6 %
------------------------------------------------------------------------------------------------------------------------------------

Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items. All estimates are presented on a calendar basis.
LTM:  Latest Twelve Months.  NM: Not Meaningful.  NA: Not Available
Source of projections:  Years 1999 and 2000 based on Management projections
(a)  Stock price and First Call Estimates as of September 3, 1999.
(b) Market Value of Equity (MVE) reflects fully diluted shares (common shares outstanding, options, warrants, in-the-money convertibles).
(c) Net Debt equals straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates and cash.
(d)  Firm Value (FV) equals Market Value of Equity plus Net Debt.
(e)  Excluded from Tier 1 calculations.
(f)  Cherokee Inc. Revenue multiple excluded in Tier 2 Median and Trimmed Mean.

                                             PROJECT PLAYPEN | September 8, 1999

VALUATION SUMMARY
================================================================================

Precedent Transaction Analysis
(Figures in thousands, except multiple data)

Apparel

                                                                                                  Date
Target                                                        Acquiror                           Announced      Consid.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Elmo (Public)                                           HIG Capital                              7/12/99     Stock & Cash
------------------------------------------------------------------------------------------------------------------------------------
Sun Apparel, Inc. (Private)                             Jones Apparel Group, Inc.                 9/10/98    Stock & Cash
Korel of CA (Levi Strauss) (Private)                    Kellwood Co.                             11/30/98    Stock
Nine West Group, Inc. (Public)                          Jones Apparel Group, Inc.                  3/2/98    Stock & Cash
Jeri-Jo Knitwear, Inc. and Jamie Scott, Inc. (Private)  Norton McNaughton, Inc.                   4/22/98    Stock & Cash (e)
Phillips Van Heusen (Gent Brand) (Private)              Pyramid Partners                          2/24/99    Cash
St. John Knits, Inc. (Public)                           Vesiar Capital                             2/3/99    Cash
Perry Ellis International (Private)                     Supreme International Corp.               1/29/99    Cash
Farah Inc. (Public)                                     Tropical Sportswear International Corp.    5/4/98    Cash
Pepe Jeans (Private)                                    Tommy Hilfiger Corp.                      1/31/98    Stock & Cash
Galoob Toys (Public)                                    Hasbro, Inc.                              9/28/98    Stock
Miss Erika, Inc. (Private)                              Norton McNaughton, Inc.                    9/5/97    Stock & Cash (e)
Fieldcrest Cannon, Inc. (Public)                        Pillomax Corp.                            9/11/97    Stock & Cash
Designer Holdings Ltd. (Public)                         The Wamaco Group, Inc.                    9/17/97    Stock
Segrets, Inc. (Private)                                 Liz Claiborne                             1/22/99    NA
American Marketing Industries (Private)                 Jupiter Partners                         11/13/95    NA
Tahiti Apparel (Private)                                Signal Apparel Company                    4/21/98    Stock
------------------------------------------------------------------------------------------------------------------------------------

Apparel
                                                           Type of     Offer         Net           Firm           Offer
Target                                                     Trans.      Value       Debt (a)      Value (b)      Price (c)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Elmo (Public)                                              Purchase   $  124,868   $   17,464     $142,332       $12.00
------------------------------------------------------------------------------------------------------------------------------------
Sun Apparel, Inc. (Private)                                Purchase   $  217,000   $ 227,146       $444,146         NA
Korel of CA (Levi Strauss) (Private)                        Pooling      141,507       8,900        150,407         NA
Nine West Group, Inc. (Public)                             Purchase      885,062     496,302      1,399,315      $26.03
Jeri-Jo Knitwear, Inc. and Jamie Scott, Inc. (Public)      Purchase       83,160       4,888         88,048         NA
Philip Van Heusen (Gent Brand) (Private)                   Purchase       71,000      20,000         91,000         NA
St. John Knits, Inc. (Public)                              Purchase      510,882     (26,503)       484,380       30.00
Perry Ellis International (Private)                        Purchase       75,000      (1,777)        73,223         N/A
Farah Inc. (Public)                                        Purchase       95,800      60,649        156,449        9.00
Pepe Jeans (Private)                                       Purchase    1,251,872      73,949      1,325,821         N/A
Galoob Toys (Public)                                       Purchase      217,498     (30,041)       187,457       12.00
Miss Erika, Inc. (Private)                                 Purchase       52,969       3,569         56,538         N/A
Fieldcrest Cannon, Inc. (Public)                           Purchase      400,867     319,005        632,692       34.00
Designer Holdings Ltd. (Public)                            Purchase      353,753      56,900        410,653       11.00
Segrets, Inc. (Private)                                      NA           63,905           0         63,905         NA
American Marketing Industries (Private)                      NA          100,000           0        100,000         NA
Tahiti Apparel (Private)                                   Purchase       17,623       2,072         19,694         NA

Apparel                                                           Premium Analysis (d)
                                                       -------------------------------------------
                                                           One             Five           Twenty
Target                                                   Day Prior       Day Prior       Day Prior
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Elmo (Public)                                                14.3%          34.3%           -16.7%
--------------------------------------------------------------------------------------------------
Sun Apparel, Inc. (Private)                                    NA             NA              NA
Korel of CA (Levi Strauss) (Private)                           NA             NA              NA
Nine West Group, Inc. (Public)                                14.4%          33.1%           85.1%
Jeri-Jo Knitwear, Inc. and Jamie Scott, Inc. (Public)          NA             NA              NA
Philip Van Heusen (Gent Brand) (Private)                       NA             NA              NA
St. John Knits, Inc. (Public)                                 15.4           12.7            15.4%
Perry Ellis International (Private)                            NA             NA              NA
Farah Inc. (Public)                                           33.3           44.0            38.5
Pepe Jeans (Private)                                           NA             NA              NA
Galoob Toys (Public)                                           NM             NM              NM
Miss Erika, Inc. (Private)                                     NA             NA              NA
Fieldcrest Cannon, Inc. (Public)                               1.5            8.6            34.3
Designer Holdings Ltd. (Public)                               17.3           50.4            69.2
Segrets, Inc. (Private)                                        NA             NA              NA
American Marketing Industries (Private)                        NA             NA              NA
Tahiti Apparel (Private)                                       NA             NA              NA
--------------------------------------------------------------------------------------------------
High                                                          33.3%          50.4%           85.1%
Medium                                                        15.4%          33.1            38.5
Mean                                                          16.4           29.7            48.5
Trimmed Mean                                                  15.7           29.9            47.3
Low                                                            1.5            8.6            15.4
--------------------------------------------------------------------------------------------------

Note: EBITDA, EBIT, Net income to Common, and EPS adjusted for unusual and nonrecurring items.
LTM: Latest Twelve Months
NM:  Not Meaningful NA: Not Available
(a) Net Debt equals straight debt, minority interest, straight preferred stock, all convertibles (if applicable) less investments in unconsolidated affiliates and cash.
(b)  Firm Value (FV) equals Offer Value for the Equity of the Target plus Net
     Debt.
(c)  If more than one class of shares exist, refers to price of Class a shares.
(d) Premium based on price of common stock for period specified. If more than one class of shares trade, refer to Class A shares.
(e) Offer Value includes contingent payments that the target is expecting to receive discounted at 25%.

                                             PROJECT PLAYPEN | September 8, 1999

VALUATION SUMMARY
================================================================================

Precedent Transactions Analysis
(Figures in thousands, except multiple data)

Apparel

                                                      Offer Price (Value)/EPS             Firm Value (b)/LTM
                                                 ---------------------------------  ------------------------------
Target                                             LTM       FY + 1       FY + 2      Rev.      EBITDA      EBIT
-------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Elmo                                               13.7 x     11.2 x        8.7 x     0.8 x      7.0 x      7.1 x
--------------------------------------------------------------------------------------------------------------------

Sun Apparel, Inc.                                  10.6 x       NM           NM       1.1 x      8.7 x      9.5 x

Korel of CA (Levi Strauss)                         18.9         NM           NM       0.5        7.0        7.4

Nine West Group, Inc.                              20.2       15.6         13.0       0.7        7.9       11.0

Jeri-Jo Knitwear, Inc. and Jamie Scott, Inc.       23.5         NM           NM       1.0        5.2        5.3

Phillips-Van Heusen (Grant Brand)                    NM         NM           NM        NM         NA         NM

St. John Knits, Inc.                               17.1       14.6           NM       1.7        8.1       10.1

Perry Ellis International                          11.0         NM           NM       4.5        9.4        9.7

Ferah Inc.                                         17.3       12.9         10.0       0.6       11.7       21.4

Pepe Jeans                                         28.8         NM           NM       3.2       16.5       18.0

Galloob Toys                                         NM         NM           NM       0.9         NM         NM

Miss Erika, Inc.                                   12.2         NM           NM       0.5        6.5        6.9

Fieldcrest Cannon, Inc.                              NM       16.6         14.2       0.6        8.9       18.2

Designer Holdings Ltd.                             11.8       26.2         24.4       0.8        6.7        7.4

Segrets, Inc. (Private)                              NA         NA           NA       1.1         NA         NA

American Marketing Industries (Private)              NA         NA           NA       0.5         NA         NA

Tahiti Apparel                                     22.4         NM           NM       0.3        5.0        5.4
--------------------------------------------------------------------------------------------------------------------
High                                               28.8 x      26.2 x      24.4 x     4.5 x     16.5 x     21.4 x

Median                                             17.3        15.6        13.6       0.8        8.0        9.6

Mean                                               17.6        17.2        15.4       1.2        8.5       10.9

Trimmed Mean                                       17.2        15.7        13.6       1.0        8.0       10.4

Low                                                10.6        12.9        10.0       0.3        5.0        5.3
--------------------------------------------------------------------------------------------------------------------


                                                      Firm Value (b)/ FY + 1              Firm Value (b)/FY + 2
                                                 ---------------------------------  ------------------------------
Target                                             Rev.      EBITDA      EBIT         Rev.      EBITDA      EBIT
-------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Elmo                                                0.8 x      6.8 x        7.0 x     0.6 x      5.5 x      5.6 x
--------------------------------------------------------------------------------------------------------------------
Sun Apparel, Inc.                                    NM         NM           NM        NM         NM         NM

Korel of CA (Levi Strauss)                           NM         NM           NM        NM         NM         NM

Nine West Group, Inc.                               0.7        7.3          9.7       0.7        6.6        8.8

Jeri-Jo Knitwear, Inc. and Jamie Scott, Inc.         NM         NM           NM        NM         NM         NM

Phillips-Van Heusen (Grant Brand)                    NM         NM           NM        NM         NM         NM

St. John Knits, Inc.                                1.6        6.8          8.3        NM         NM         NM

Perry Ellis International                            NM         NM           NM        NM         NM         NM

Ferah Inc.                                           NM         NM           NM        NM         NM         NM

Papa Jeans                                           NM         NM           NM        NM         NM         NM

Galloob Toys                                         NM         NM           NM        NM         NM         NM

Miss Erika, Inc.                                     NM         NM           NM        NM         NM         NM

Fieldcrest Cannon, Inc.                             0.6        6.4         10.1       0.6        5.9        9.0

Designer Holdings Ltd.                              0.9       12.0         14.2       1.0       11.6       13.5

Segrets, Inc. (Private)                              NA         NA           NA        NA         NA         NA

American Marketing Industries (Private)              NA         NA           NA        NA         NA         NA

Tahiti Apparel                                       NM         NM           NM        NM         NM         NM
--------------------------------------------------------------------------------------------------------------------
High                                                1.6 x      12.0 x      14.2 x     1.0 x     11.6 x     13.5 x

Median                                              0.8         7.0         9.9       0.7        6.6        9.0

Mean                                                0.9         8.1        10.6       0.7        8.0       10.4

Trimmed Mean                                        0.8         7.0         9.9       0.7        8.0       10.4

Low                                                 0.6         6.4         8.3       0.6        5.9        8.8
--------------------------------------------------------------------------------------------------------------------

Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items.
LTM:  Latest Twelve Months.
NM: Not Meaningful.   NA: Not Available
Source of projections: Years 1999 and 2000 based on Management projections.
(a) Net Debt equals straight debt, minority interest, straight preferred stock, all convertibles (if applicable), less investments in unconsolidated affiliates and cash.
(b)  Firm Value (FV) equals Other Value for the Equity of the Target plus Net
     Debt.

                                             PROJECT PLAYPEN | September 8, 1999

VALUATION SUMMARY
================================================================================

Premiums Paid Analysis


     Parameters:
     .    Announced domestic transactions for the period 1/1/96 - 8/11/99

     .    Transaction value between $100 million and $250 million

     . Offer price premium measured as premium over share price of the target as of one day, one week, and four weeks prior to the announcement date

                 -----------------------------------------------------------
                     Premium Above Share Price Prior to Announcement Day
                 -----------------------------------------------------------
                    1 Day         1 Week         4 Weeks        Average
                 -----------------------------------------------------------

High                69.0%          68.9%          66.4%          68.1%
Average             16.1%          15.5%          14.7%          15.4%
Low                  0.4%           0.5%           0.4%           0.5%

                 -----------------------------------------------------------
                              Premiums in Apparel Transactions
                 -----------------------------------------------------------
                    1 Day         1 Week         4 Weeks        Average
                 -----------------------------------------------------------
High                33.3%          50.4%          85.1%          56.3%
Average             16.4%          29.7%          48.5%          31.5%
Low                  1.5%           8.6%          15.4%          8.5%

                                             PROJECT PLAYPEN | September 8, 1999

VALUATION SUMMARY
================================================================================

Discounted Cash Flow Analysis /(1)/
(Figures in thousands)

                                             Estimated                                         Projected
                                            ----------               ----------------------------------------------------------
Fiscal Year End 12/31                          1999                     2000        2001        2002         2003       2004
                                            ----------               ----------  ----------  ----------  ----------  ----------
Revenues                                    $188,798.0               $226,864.2  $249,550.6  $274,505.7  $301,956.2  $332,151.8
EBITDA                                        20,926.5                 26,021.6    28,623.7    31,486.1    34,634.7    38,098.2
Less: Depreciation & Amortization               (527.8)                  (408.5)     (449.4)     (494.3)     (543.8)     (598.1)
                                            ----------               ----------  ----------  ----------  ----------  ----------
EBIT                                          20,398.7                 25,613.0    28,174.3    30,991.7    34,090.9    37,500.0
Less: Income Taxes @ 42.0%                    (8,567.5)               (10,757.5)  (11,833.2)  (13,016.5)  (14,318.2)  (15,750.0)
                                            ----------               ----------  ----------  ----------  ----------  ----------
    Unlevered After-Tax Income                11,831.2                 14,855.5    16,341.1    17,975.2    19,772.7    21,750.0

Plus: Depreciation & Amortization                527.8                    408.5       449.4       494.3       543.8       598.1
Less: Capital Expenditures                         0.0                      0.0         0.0         0.0         0.0         0.0
Less: Working Capital Investment             (10,887.1)                (2,842.1)   (5,363.8)   (5,900.2)   (6,490.2)   (7,139.2)
                                            ----------               ----------  ----------  ----------  ----------  ----------
    Free Cash Flow                          $  1,471.9               $ 12,422.0  $ 11,426.7  $ 12,569.3  $ 13,826.3  $ 15,208.9
                                            ==========               ==========  ==========  ==========  ==========  ==========

Terminal Value Based on EBITDA Multiple
                                                     -----------------------------------------------------------------------
Exit Multiple in Year 5 (2004)                                     5.5 x EBITDA                     6.5 x EBITDA
                                                     -----------------------------------------------------------------------
                                                        13.0%       14.0%       15.0%        13.0%       14.0%      15.0%
                                                     ----------  ----------  ----------   ----------  ----------  ----------
Discounted Free Cash Flows 2000-2004                 $ 45,387.6  $ 44,258.2  $ 43,173.2   $ 45,387.6  $ 44,258.2  $ 43,173.2
Discounted Terminal Value                             113,729.8   108,828.4   104,178.3    134,408.0   128,615.4   123,119.9
                                                     ----------  ----------  ----------  ----------   ----------  ----------
   Enterprise Value                                   159,117.4   153,086.6   147,351.6    179,795.5   172,873.6   166,293.1


Less: Debt, Preferred & Minority Interest @ 6/30/99   (17,565.0)  (17,565.0)  (17,565.0)   (17,565.0)  (17,565.0)  (17,565.0)
Plus: Cash @ 6/30/99                                      101.0       101.0       101.0        101.0       101.0       101.0
                                                     ----------  ----------  ----------  ----------   ----------  ----------
   Implied Equity Value                              $141,653.4  $135,622.6  $129,887.6   $162,331.5  $155,409.6  $148,829.1
                                                     ==========  ==========  ==========  ===========  ==========  ==========

   Implied Equity Value Per share (2)                $    13.61  $    13.03  $    12.48   $    15.60  $    14.94  $    14.30

Terminal Value Based on EBITDA Multiple
                                                                   --------------------------------------
Exit Multiple in Year 5 (2004)                                                  7.5 x EBITDA
                                                                   --------------------------------------
                                                                      13.0%          14.0%        15.0%
                                                                   ----------     ----------   ----------
Discounted Free Cash Flows 2000-2004                               $ 45,387.6     $ 44,258.2   $ 43,173.2
Discounted Terminal Value                                           155,086.1      148,402.4    142,061.4
                                                                   ----------     ----------   ----------
   Enterprise Value                                                 200,473.7      192,660.6    185,234.6

Less: Debt, Preferred & Minority Interest @ 6/30/99                 (17,565.0)     (17,565.0)   (17,565.0)
Plus: Cash @ 6/30/99                                                    101.0          101.0        101.0
                                                                   ----------     ----------   ----------
   Implied Equity Value                                            $183,009.7     $175,196.6   $167,770.6
                                                                   ==========     ==========   ==========

   Implied Equity Value Per share (2)                              $    17.59     $    16.84   $    16.12

(1) Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 through 2004 extrapolated at 10% revenue growth with constant margins. Terminal Value based on EBITDA multiple.
(2)  Based on 10.4 million shares outstanding as of June 30, 1999.

                                             PROJECT PLAYPEN | September 8, 1999

VALUATION SUMMARY
================================================================================

Discounted Cash Flow Analysis /(1)/
(Figures in thousands)

                                               Estimated                                    Projected
                                             -------------          ---------------------------------------------------------------
Fiscal Year End 12/31                            1999                   2000        2001         2002         2003         2004
                                             -------------          -----------  -----------  -----------  -----------  -----------
Sales                                          $188,798.0           $226,864.2   $249,550.6   $274,505.7   $301,956.2   $332,151.8
EBITDA                                           20,926.5             26,021.6     28,623.7     31,486.1     34,634.7     38,098.2
Less: Depreciation & Amortization                  (527.8)              (408.5)      (449.4)      (494.3)      (543.8)      (598.1)
                                             -------------          -----------  -----------  -----------  -----------  -----------
EBIT                                             20,398.7             25,613.0     28,174.3     30,991.7     34,090.9     37,500.0
Less: Income Taxes @ 42.0%                       (8,567.5)           (10,757.5)   (11,833.2)   (13,016.5)   (14,318.2)   (15,750.0)
                                             -------------          -----------  -----------  -----------  -----------  -----------
     Unlevered After-Tax Income                  11,831.2             14,855.5     16,341.1     17,975.2     19,772.7     21,750.0

Plus: Depreciation & Amortization                   527.8                408.5        449.4        494.3        543.8        598.1
Less: Capital Expenditures                            0.0                  0.0          0.0          0.0          0.0          0.0
Less: Working Capital Investment                (10,887.1)            (2,842.1)    (5,363.8)    (5,900.2)    (6,490.2)    (7,139.2)
                                             -------------          -----------  -----------  -----------  -----------  -----------
     Free Cash Flow                            $  1,471.9           $ 12,422.0   $ 11,426.7   $ 12,569.3   $ 13,826.3   $ 15,208.9
                                             =============          ===========  ===========  ===========  ===========  ===========

Terminal Value Based on Free Cash Flow
                                                         ----------------------------------------------------------------------
Perpetuity Growth After Year 2004                             4.0% Perpetuity Growth Rate         4.5% Perpetuity Growth Rate
                                                         ----------------------------------------------------------------------
                                                             13.0%       14.0%       15.0%       13.0%       14.0%       15.0%
                                                         ----------  ----------  ----------  ----------  ----------  ----------

Discounted Free Cash Flows 2000 - 2004                   $ 45,387.6  $ 44,258.2  $ 43,173.2  $ 45,387.6  $ 44,258.2  $ 43,173.2
Discounted Terminal Value                                  95,388.6    82,149.9    71,490.7   101,485.3    86,889.3    75,255.1
                                                         ----------  ----------  ----------  ----------  ----------  ----------
     Enterprise Value                                     140,776.2   126,408.1   114,663.9   146,872.8   131,147.5   118,428.3

Less: Debt, Preferred & Minority
Interest @ 6/30/99                                        (17,565.0)  (17,565.0)  (17,565.0)  (17,565.0)  (17,565.0)  (17,565.0)
Plus: Cash @ 6/30/99                                          101.0       101.0       101.0       101.0       101.0       101.0
                                                         ----------  ----------  ----------  ----------  ----------  ----------
     Implied Equity Value                                $123,312.2  $108,944.1  $ 97,199.9  $129,408.8  $113,683.5  $100,964.3
                                                         ==========  ==========  ==========  ==========  ==========  ==========

     Implied Equity Value Per Share /(2)/                $    11.85  $    10.47  $     9.34  $    12.44  $    10.93  $     9.70

Terminal Value Based on Free Cash Flow                           ------------------------------------------------------
                                                                           5.0% Perpetuity Growth Rate
Perpetuity Growth After Year 2004                                ------------------------------------------------------
                                                                          13.0%            14.0%              15.0%
                                                                 --------------      --------------      --------------

Discounted Free Cash Flows 2000 - 2004                           $     45,387.6      $     44,258.2      $     43,173.2
Discounted Terminal Value                                             108,344.0            92,155.3            79,395.9
                                                                 --------------      --------------      --------------
     Enterprise Value                                                 153,731.6           136,413.5           122,569.1

Less: Debt, Preferred & Minority
Interest @ 6/30/99                                                    (17,565.0)          (17,565.0)          (17,565.0)
Plus: Cash @ 6/30/99                                                      101.0               101.0               101.0
                                                                 --------------      --------------      --------------
     Implied Equity Value                                        $    136,267.6      $    118,949.5      $    105,105.1
                                                                 ==============      ==============      ==============

     Implied Equity Value Per Share /(2)/                        $        13.10      $        11.43      $        10.10

(1) Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 through 2004 extrapolated at 10% revenue growth with constant margins. Terminal Value based on Perpetuity Growth Rate
(2)  Based on 10.4 million shares outstanding as of June 30, 1999.

                                             PROJECT PLAYPEN | September 8, 1999

                                  6  APPENDIX

                                             PROJECT PLAYPEN | September 8, 1999

                         A Stand Alone Financial Model

                                             PROJECT PLAYPEN | September 8, 1999

STAND ALONE FINANCIAL STATEMENTS
==============================================================================

Elmo Income Statement
(Figures in thousands, except per share data)

                                                Actual                              Estimated
                                      ---------------------------     --------------------------------------
Fiscal Year End 12/31                    3/31/99        6/30/99          9/30/99       12/31/99       1999
                                      ---------------------------     ---------------------------------------
Sales                                   $ 45,872.0     $ 37,431.0     $ 61,870.6     $ 55,346.1     $200,519.7
Adjustment Factor                              0.0            0.0        6,187.1        5,534.6       11,721.7
                                      ------------   ------------   ------------   ------------   ------------
Revised Sales                           $ 45,872.0     $ 37,431.0     $ 55,683.5     $ 49,811.5     $188,798.0
Cost of Goods Sold                        33,982.0       26,887.0       42,260.3       37,260.2      140,389.5
                                      ------------   ------------   ------------   ------------   ------------
  Gross Profit                            11,890.0       10,544.0       13,423.2       12,551.3       48,408.5

Selling Expenses                           4,300.0        4,513.0        4,517.2        4,414.6       17,744.7
G&A Expenses                               2,655.0        2,464.0        2,279.4        2,338.9        9,737.3
                                      ------------   ------------   ------------   ------------   ------------
  EBITDA                                   4,935.0        3,567.0        6,626.6        5,797.9       20,926.5

Depreciation                                 110.0          202.0          107.9          107.9          527.8
                                      ------------   ------------   ------------   ------------   ------------
  EBIT                                     4,825.0        3,365.0        6,518.7        5,690.0       20,398.7

Interest Expense (net)                       354.0          224.0          359.7          321.3        1,259.1
                                      ------------   ------------   ------------   ------------   ------------
  Pre-Tax Income                           4,471.0        3,141.0        6,159.0        5,368.6       19,139.6

Provision for Taxes                        1,878.0        1,319.0        2,586.8        2,254.8        8,038.6
                                      ------------   ------------   ------------   ------------   ------------
  Net Income to Common                  $  2,593.0     $  1,822.0     $  3,572.2     $  3,113.8     $ 11,101.0
                                      ============   ============   ============   ============   ============

Number of Shares Outstanding              10,310.0       10,402.0       10,402.0       10,402.0       10,402.0
Fully Diluted E.P.S. (In Dollars)       $     0.25     $     0.18     $     0.34     $     0.30     $     1.07

Margin & Growth Rate Analysis
-----------------------------
  Revenue Growth Year-Over-Year               28.4%          16.9%          31.7%          38.9%          22.2%
  Adjustment Factor as a % of Sales              --             --          10.0%          10.0%             --
  COGS as a % of Sales                        74.1%          71.8%          75.9%          74.8%          74.4%
  Gross Margin                                25.9%          28.2%          24.1%          25.2%          25.6%
  Selling Expenses as a % of Sales             9.4%          12.1%           8.1%           8.9%           9.4%
  G&A Expenses as a % of Sales                 5.8%           6.6%           4.1%           4.7%           5.2%
  EBITDA Margin                               10.8%           9.5%          11.9%          11.6%          11.1%
  Depreciation as a % of Sales                 0.2%           0.5%           0.2%           0.2%           0.3%
  EBIT Margin                                 10.5%           9.0%          11.7%          11.4%          10.8%
  Effective Tax Rate                          42.0%          42.0%          42.0%          42.0%          42.0%
  Pre-Tax Margin                               9.7%           8.4%          11.1%          10.8%          10.1%
  Net Margin                                   5.7%           4.9%           6.4%           6.3%           5.9%
  Net Income Growth                           73.8%          16.1%           6.0%          (1.1%)         15.9%


                                                                   Estimated
                                      ------------------------------------------------------------------------
Fiscal Year End 12/31                    3/31/00        6/30/00        9/30/00       12/31/00          2000
                                      ------------------------------------------------------------------------
Sales                                   $ 57,278.8     $ 35,519.6     $ 82,176.6     $ 77,096.3     $252,071.3
Adjustment Factor                          5,727.9        3,552.0        8,217.7        7,709.6       25,207.1
                                      ------------   ------------   ------------   ------------   ------------
Revised Sales                           $ 51,550.9     $ 31,967.7     $ 73,958.9     $ 69,386.7     $226,864.2
Cost of Goods Sold                        38,401.7       23,865.1       55,352.0       51,854.1      169,472.8
                                      ------------   ------------   ------------   ------------   ------------
  Gross Profit                            13,149.3        8,102.5       18,606.9       17,532.6       57,391.4

Selling Expenses                           5,203.5        4,186.8        6,366.2        6,129.0       21,855.5
G&A Expenses                               2,330.5        2,175.6        2,507.1        2,471.1        9,484.3
                                      ------------   ------------   ------------   ------------   ------------
  EBITDA                                   5,615.3        1,740.1        9,733.6        8,932.6       26,021.6

Depreciation                                 102.1          102.1          102.1          102.1          408.5
                                      ------------   ------------   ------------   ------------   ------------
  EBIT                                     5,513.1        1,637.9        9,631.5        8,830.4       25,613.0

Interest Expense (net)                       261.5          133.7          269.1          267.4          931.7
                                      ------------   ------------   ------------   ------------   ------------
  Pre-Tax Income                           5,251.6        1,504.2        9,362.4        8,563.1       24,681.3

Provision for Taxes                        2,205.7          631.8        3,932.2        3,596.5       10,366.2
                                      ------------   ------------   ------------   ------------   ------------
  Net Income to Common                  $  3,045.9     $    872.4     $  5,430.2     $  4,966.6     $ 14,315.2
                                      ============   ============   ============   ============   ============

Number of Shares Outstanding              10,402.0       10,402.0       10,402.0       10,402.0       10,402.0
Fully Diluted E.P.S. (In Dollars)       $     0.29     $     0.08     $     0.52     $     0.48     $     1.38

Margin & Growth Rate Analysis
-----------------------------
  Revenue Growth Year-Over-Year               24.9%          (5.1%)         32.8%          39.3%          20.2%
  Adjustment Factor as a % of Sales           10.0%          10.0%          10.0%          10.0%             _
  COGS as a % of Sales                        74.5%          74.7%          74.8%          74.7%          74.7%
  Gross Margin                                25.5%          25.3%          25.2%          25.3%          25.3%
  Selling Expenses as a % of Sales            10.1%          13.1%           8.6%           8.8%           9.6%
  G&A Expenses as a % of Sales                 4.5%           6.8%           3.4%           3.6%           4.2%
  EBITDA Margin                               10.9%           5.4%          13.2%          12.9%          11.5%
  Depreciation as a % of Sales                 0.2%           0.3%           0.1%           0.1%           0.2%
  EBIT Margin                                 10.7%           5.1%          13.0%          12.7%          11.3%
  Effective Tax Rate                          42.0%          42.0%          42.0%          42.0%          42.0%
  Pre-Tax Margin                              10.2%           4.7%          12.7%          12.3%          10.9%
  Net Margin                                   5.9%           2.7%           7.3%           7.2%           6.3%
  Net Income Growth                           17.5%         (52.1%)         52.0%          59.5%          29.0%

Source of projections: Years 1999 and 2000 based on Management projections.

                                          PROJECT PLAYPEN | September 8, 1999

STAND ALONE FINANCIAL STATEMENTS
================================================================================

Summary Financials & Credit Analysis - Trailing Twelve Months
(Figures in thousands, except per share data)


                                                     Actual                   Estimated
                                            -------------------------  ------------------------  -----------
                                              3/31/99       6/30/99      9/30/99      12/31/99      1999
                                            -----------   -----------  -----------  -----------  -----------
Revenue                                     $164,716.00   $170,134.00  $178,824.54  $188,797.99  $188,797.99
EBITDA                                      $ 19,956.00   $ 20,433.00  $ 20,662.62  $ 20,926.48  $ 20,926.48
EBITDA-Capex                                $ 19,856.00   $ 20,333.00  $ 20,562.62  $ 20,826.48  $ 20,826.48
EBIT                                        $ 19,577.00   $ 19,909.00  $ 20,142.73  $ 20,398.69  $ 20,398.69
Cash Interest Expense                       $  1,441.00   $  1,337.00  $  1,224.71  $ $1,259.05  $  1,259.05


Total Debt                                  $ 12,414.00   $ 17,565.00  $ 16,297.25  $ 14,690.61  $ 14,690.61
Net Debt                                    $ 11,924.00   $ 17,464.00  $ 15,807.25  $ 14,200.61  $ 14,200.61
Equity                                      $ 35,124.00   $ 37,946.00  $ 41,518.23  $ 44,632.03  $ 44,632.03
Total Capitalization                        $ 47,048.00   $ 55,410.00  $ 57,325.49  $ 58,832.64  $ 58,832.64

LTM Debt/EBITDA                                    0.6x          0.9x         0.8x         0.7x         0.7x

Net Debt/Equity                                      34%           46%          38%          32%          32%
Net Debt/Capitalization                              25%           32%          28%          24%          24%

Coverages
EBITDA/Cash Interest Expense                      22.2x         22.2x        34.7x        19.5x        21.1x
(EBITDA - Capex)/Cash Interest Expense            21.0x         21.0x        33.8x        18.9x        20.1x

                                                                         Estimated
                                            -----------------------------------------------------------------
                                              3/31/00       6/30/00      9/30/00      12/31/00       2000
                                            -----------   -----------   -----------  -----------  -----------
Revenue                                     $194,476.93   $189,013.59   $207,288.96  $226,864.18  $226,864.18
EBITDA                                      $ 21,606.76   $ 19,779.81   $ 22,886.83  $ 26,021.55  $ 26,021.55
EBITDA-Capex                                $ 21,506.76   $ 19,679.81   $ 22,786.83  $ 25,921.55  $ 25,921.55
EBIT                                        $ 21,086.83   $ 19,359.75   $ 22,472.53  $ 25,613.01  $ 25,613.01
Cash Interest Expense                       $  1,166.58   $  1,076.30   $    985.66  $    931.67  $    931.67


Total Debt                                  $ 11,511.54   $  5,570.00   $ 22,339.42  $  5,570.00  $  5,570.00
Net Debt                                    $ 11,021.54   $  2,872.73   $ 21,849.42  $  2,599.00  $  2,599.00
Equity                                      $ 47,677.97   $ 48,550.40   $ 53,980.62  $ 58,947.21  $ 58,947.21
Total Capitalization                        $ 58,699.50   $ 51,423.14   $ 75,830.04  $ 61,546.20  $ 61,546.20

LTM Debt/EBITDA                                    0.5x          0.3x          1.0x         0.2x         0.2x

Net Debt/Equity                                      23%            6%           40%           4%           4%
Net Debt/ Capitalization                             19%            6%           29%           4%           4%

Coverages
EBITDA/Cash Interest Expense                      21.1x         21.1x         21.1x        21.1x        21.1x
(EBITDA - Capex)/ Cash Interest Expense           20.1x         20.1x         20.1x        20.1x        20.1x

Source of projections: Years 1999 and 2000 based on Management projections.

                                             PROJECT PLAYPEN | September 8, 1999

STAND ALONE FINANCIAL STATEMENTS
================================================================================

Elmo Balance Sheet
(Figures in thousands, except per share data)

                                                     Actual            Actual                 Estimated
                                                  ----------- ------------------------ ------------------------ -----------
Fiscal Year End 12/31                                 1998      3/31/99      6/30/99      9/30/99     12/31/99     1999
                                                  ----------- -----------  ----------- ----------- ------------ -----------
Assets
Cash and Cash Equivalents                          $   139.0   $   490.0    $   101.0   $   490.0   $   490.0    $   490.0
Accounts Receivable                                 20,987.0    31,558.0     26,993.0    30,508.5    26,241.1     26,241.1
Inventory                                           23,579.0    16,852.0     27,549.0    25,941.2    30,833.1     30,833.1
Other Current Assets                                 3,287.0     4,681.0      4,619.0     5,156.8     4,109.9      4,109.9
                                                  ----------- -----------  ----------- ----------- -----------  -----------
  Total Current Assets                              47,992.0    53,581.0     59,262.0    62,096.4    61,674.1     61,674.1

Net Property, Plant & Equipment                      1,459.0     1,801.0      2,359.0     2,433.8     2,508.5      2,508.5
Other Assets                                         1,001.0     1,081.0      5,993.0     5,993.0     5,993.0      5,993.0
                                                  ----------- -----------  ----------- ----------- -----------  -----------
  Total Assets                                     $50,452.0   $56,463.0    $67,614.0   $70,523.2   $70,175.6    $70,175.6
                                                  =========== ===========  =========== =========== ===========  ===========

Liabilities and Shareholders' Equity
Bank Revolver                                      $ 3,753.0   $ 6,695.0    $11,995.0   $10,727.3  $  9,120.6    $ 9,120.6
Accounts Payable                                     7,944.0     8,486.0     11,638.0    12,242.7    10,388.0     10,388.0
                                                  ----------- -----------  ----------- ----------- -----------  -----------
  Total Current Liabilities                         11,697.0    15,181.0     23,633.0    22,970.0    19,508.6     19,508.6

Other Liabilities                                      505.0       439.0        465.0       465.0       465.0        465.0

Existing Senior Debt Elmo                            5,719.0     5,719.0      5,570.0     5,570.0     5,570.0      5,570.0
  Total Long Term Debt                               5,719.0     5,719.0      5,570.0     5,570.0     5,570.0      5,570.0
                                                  ----------- -----------  ----------- ----------- -----------  -----------
  Total Liabilities                                 17,921.0    21,339.0     29,668.0    29,005.0    25,543.6     25,543.6

Common Equity                                       32,531.0    35,124.0     37,946.0    41,518.2    44,632.0     44,632.0
                                                  ----------- -----------  ----------- ----------- -----------  -----------
  Total Liabilities and Equity                     $50,452.0   $56,463.0    $67,614.0   $70,523.2   $70,175.6    $70,175.6
                                                  =========== ===========  =========== =========== ===========  ===========

Total Debt                                         $ 9,472.0   $12,414.0    $17,565.0   $16,297.3   $14,690.6    $14,690.6
Net Debt, Preferred & Minority Interest              9,333.0    11,924.0     17,464.0    15,807.3    14,200.6     14,200.6
Total Book Equity                                   32,531.0    35,124.0     37,946.0    41,518.2    44,632.0     44,632.0
Total Book Capitalization                           42,003.0    47,538.0     55,511.0    57,815.5    59,322.6     59,322.6


                                                                     Estimated
                                                  ------------------------------------------------------------
Fiscal Year End 12/31                               3/31/00     6/30/00      9/30/00     12/31/00     2000
                                                  ----------- ----------- ------------ ----------- -----------
Assets
Cash and Cash Equivalents                          $   490.0   $ 2,697.3    $   490.0   $ 2,971.0   $ 2,971.0
Accounts Receivable                                 38,492.1    22,347.9     49,993.2    48,426.3    48,426.3
Inventory                                           21,334.3    28,733.6     28,602.9    15,687.0    15,687.0
Other Current Assets                                 2,886.9     2,862.2      2,862.9     2,862.9     2,862.9
                                                  ----------- ----------- ------------ ----------- -----------
  Total Current Assets                              63,203.2    56,641.0     81,949.0    69,947.2    69,947.2

Net Property, Plant & Equipment                      2,456.4     2,404.3      2,352.1     2,300.0     2,300.0
Other Assets                                         5,993.0     5,993.0      5,993.0     5,993.0     5,993.0
                                                  ----------- ----------- ------------ ----------- -----------
  Total Assets                                     $71,652.6   $65,038.2    $90,294.1   $78,240.2   $78,240.2
                                                  =========== =========== ============ =========== ===========

Liabilities and Shareholders' Equity
Bank Revolver                                      $ 5,941.5   $     0.0    $16,769.4   $     0.0   $     0.0
Accounts Payable                                    12,078.1    10,532.8     13,589.1    13,338.0    13,338.0
                                                  ----------- ----------- ------------ ----------- -----------
  Total Current Liabilities                         18,019.6    10,532.8     30,358.5    13,338.0    13,338.0

Other Liabilities                                      385.0       385.0        385.0       385.0       385.0

Existing Senior Debt Elmo                            5,570.0     5,570.0      5,570.0     5,570.0     5,570.0
  Total Long Term Debt                               5,570.0     5,570.0      5,570.0     5,570.0     5,570.0
                                                  ----------- ----------- ------------ ----------- -----------
  Total Liabilities                                 23,974.6    16,487.8     36,313.5    19,293.0    19,293.0

Common Equity                                       47,678.0    48,550.4     53,980.6    58,947.2    58,947.2
                                                  ----------- ----------- ------------ ----------- -----------
  Total Liabilities and Equity                     $71,652.6   $65,038.2    $90,294.1   $78,240.2   $78,240.2
                                                  =========== =========== ============ =========== ===========

Total Debt                                         $11,511.5   $ 5,570.0    $22,339.4   $ 5,570.0   $ 5,570.0
Net Debt, Preferred & Minority Interest             11,021.5     2,872.7     21,849.4     2,599.0     2,599.0
Total Book Equity                                   47,678.0    48,550.4     53,980.6    58,947.2    58,947.2
Total Book Capitalization                           59,189.5    54,120.4     76,320.0    64,517.2    64,517.2

Source of projections: Years 1999 and 2000 based on Management projections.

                                             PROJECT PLAYPEN | September 8, 1999

STAND ALONE FINANCIAL STATEMENTS
================================================================================

Elmo Cash Flow Statement
(Figures in thousands, except per share data)

                                                                     Actual                         Estimated
                                                          ------------------------------  -----------------------------  ----------
Fiscal Year End 12/31                                         3/31/99        6/30/99         9/30/99        12/31/99        1999
                                                          --------------  --------------  -------------  --------------  ----------
Cash Flow From Operations
Net Income                                                   $ 2,593.0       $ 1,822.0       $ 3,572.2      $ 3,113.8     $11,101.0
Depreciation                                                     110.0           202.0           107.9          107.9         527.8
Change in Working Capital                                     (4,696.0)          (18.0)       (1,840.7)      (1,432.4)     (7,987.1)
Change in Other Assets                                           (80.0)          (15.0)            0.0            0.0         (95.0)
Change in Other Liabilities                                      (66.0)           26.0             0.0            0.0         (40.0)
                                                          ------------    ------------    ------------   ------------    ----------
   Cash Provided/ (Used) by Operating Activities              (2,139.0)        2,017.0         1,839.4        1,789.3       3,506.7

Cash Flow From Investing Activities
Capital Expenditures                                            (452.0)         (704.0)         (182.7)        (182.7)     (1,521.3)
                                                          ------------    ------------    ------------   ------------    ----------
   Cash Provided/ (Used) by Investing Activities                (452.0)       (7,557.0)         (182.7)        (182.7)     (8,374.3)

Cash Flow From Financing Activities
Change in Existing Senior Debt Elmo                                0.0          (149.0)            0.0            0.0        (149.0)
   Cash Provided/ (Used) by Financing Activities                   0.0          (149.0)            0.0            0.0        (149.0)
                                                          ------------    ------------    ------------   ------------    ----------

Minimum Cash                                                     490.0           101.0           490.0          490.0         490.0

(Deficiency)/ Excess Cash                                     (2,942.0)       (5,300.0)        1,267.7        1,606.6       1,606.6
(Payments)/ Borrowings on Revolver                             2,942.0         5,300.0        (1,267.7)      (1,606.6)     (1,606.6)
                                                          ------------    ------------    ------------   ------------    ----------
   Total Change In Cash                                      $   351.0      ($   389.0)      $   389.0      $     0.0     $     0.0
                                                          ============    ============    ============   ============    ==========

Beginning Cash Balance                                           139.0           490.0           101.0          490.0         490.0
Change In Cash                                                   351.0          (389.0)          389.0            0.0           0.0
                                                          ------------    ------------    ------------   ------------    ----------
   Ending Cash Balance                                       $   490.0       $   101.0       $   490.0      $   490.0     $   490.0
                                                          ============    ============    ============   ============    ==========

                                                                                   Estimated
                                                          -------------------------------------------------------------  ----------
Fiscal Year End 12/31                                         3/31/00        6/30/00         9/30/00        12/31/00        2000
                                                          --------------  --------------  -------------  --------------  ----------
Cash Flow From Operations
Net Income                                                   $ 3,045.9       $   872.4      $  5,430.2     $  4,966.6    $ 14,315.2
Depreciation                                                     102.1           102.1           102.1          102.1         408.5
Change in Working Capital                                        161.0         7,224.2       (24,459.0)      14,231.7      (2,842.1)
Change in Other Assets                                             0.0             0.0             0.0            0.0           0.0
Change in Other Liabilities                                      (80.0)            0.0             0.0            0.0         (80.0)
                                                          ------------    ------------    ------------   ------------    ----------
   Cash Provided/ (Used) by Operating Activities               3,229.1         8,198.8       (18,926.7)      19,300.4      11,801.6


Cash Flow From Investing Activities
Capital Expenditures                                             (50.0)          (50.0)          (50.0)         (50.0)       (200.0)
                                                          ------------    ------------    ------------   ------------    ----------
   Cash Provided/ (Used) by Investing Activities                 (50.0)          (50.0)          (50.0)         (50.0)       (200.0)


Cash Flow From Financing Activities
Change in Existing Senior Debt Elmo                                0.0             0.0             0.0            0.0           0.0
   Cash Provided/ (Used) by Financing Activities                   0.0             0.0             0.0            0.0           0.0
                                                          ------------    ------------    ------------   ------------    ----------
Minimum Cash                                                     490.0           490.0           490.0          490.0         490.0

(Deficiency)/ Excess Cash                                      3,179.1         8,148.8       (16,769.4)      19,250.4      19,250.4
(Payments)/ Borrowings on Revolver                            (3,179.1)       (5,941.5)       16,769.4      (16,769.4)    (16,769.4)
                                                          ------------    ------------    ------------   ------------    ----------
   Total Change In Cash                                      $     0.0       $ 2,207.3     ($  2,207.3)    $  2,481.0    $  2,481.0
                                                          ============    ============    ============   ============    ==========

Beginning Cash Balance                                           490.0           490.0         2,697.3          490.0         490.0
Change In Cash                                                     0.0         2,207.3        (2,207.3)       2,481.0       2,481.0
                                                          ------------    ------------    ------------   ------------    ----------
   Ending Cash Balance                                       $   490.0       $ 2,697.3      $    490.0     $  2,971.0    $  2,971.0
                                                          ============    ============    ============   ============    ==========

Source of projections: Years 1999 and 2000 based on Management projections.

                                             PROJECT PLAYPEN | September 8, 1999

                        B    Leveraged Buyout Analysis
--------------------------------------------------------------------------------

                                             PROJECT PLAYPEN | SEPTEMBER 8, 1999

LEVERAGED BUYOUT ANALYSIS
================================================================================

Summary of Leveraged Buyout Analysis
(Figures in thousands, except per share and multiple data)

--------------------------------------------------------------------------------
                            Transaction Assumptions
--------------------------------------------------------------------------------
Transaction Date:                                                       12/31/99
Goodwill Amortization Period                                                  30
Deferred Financing Fees Amortization Period                                    7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Trading Information
--------------------------------------------------------------------------------
                                                               Elmo
                                                --------------------------------
Enterprise Value                                    Current           @ Deal
----------------                                ---------------  ---------------
Share Price            9/3/99                      $    10.63           $12.00
   Fully Diluted Shares                              10,375.7         10,405.7
Implied Equity Market Value                        $110,241.7       $124,868.3
Plus: Debt, Preferred & MI                           17,565.0         17,565.0
Less:Cash                                              (101.0)          (101.0)
                                                -------------    ---------------
Implied Enterprise Value                           $127,705.7       $142,332.3

Multiple Analysis
-----------------
   1999 A P/E                   FYE 12/31               10.0x            11.2x
   2000 E P/E                                            7.7              8.7
   1999 A EBITDA                                         6.1              6.8
   2000 E EBITDA                                         4.9              5.5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Debt Capacity Analysis
--------------------------------------------------------------------------------
Trailing EBITDA                                                     $ 20,433.0
Debt/EBITDA Coverage                                                      4.0x
                                                               ---------------
Implied Debt Capacity                                               $ 81,732.0
Less Current Debt                                                    (17,565.0)
                                                               ---------------
Incremental Debt Capacity                                           $ 64,167.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Goodwill Calculation
--------------------------------------------------------------------------------
Purchase Price of Equity                                                 $0.0
Plus: Transaction Costs                                                   0.0
Less: Tangible Book Value of Elmo                                         0.0
                                                               -----------------
  Total Deal Goodwill                                                     0.0
                                                               -----------------
Amortization Period (Years)                                               0.0
Annual Amortization of Transaction Goodwill                              $0.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Sources and Uses of Funds
--------------------------------------------------------------------------------

Sources of Funds                                 Amount     Rate       Percent
----------------                             -----------------------------------
Bank Revolver                                      $0.0      10.0%          0.0%
Acquisition Senior Debt                        71,730.0       9.0%         48.5%
Acquisition Subordinated Debt                  10,000.0      15.0%          6.8%
Acquisition PIK Preferred                           0.0                     0.0%
New Equity                                     66,203.3                    44.8%
                                             ----------                ---------
  Total Sources of Funds                     $147,933.3                   100.0%

Uses of Funds                                    Amount     Rate       Percent
-------------                                -----------------------------------

Purchase Elmo Common Equity                   124,868.3                    84.4%
Refinance Existing Elmo Current Debt           11,995.0                     8.1%
Repay Note to Majority Shareholders             5,570.0                     3.8%
Transaction Costs                               3,000.0       2.11%         2.0%
Deferred Fees                                   2,500.0       3.49%         1.7%
                                             ----------                ---------
  Total Uses of Funds                        $147,933.3                   100.0%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        Equity Sponsor IRR calculation
--------------------------------------------------------------------------------
EBITDA Multiple                                  2002       2003       2004
---------------                              -----------------------------------
   5.5x                                           19.6%      20.8%      21.1%
   6.5x                                           29.8%      27.6%      26.0%
   7.5x                                           38.6%      33.5%      30.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Summary Credit/Leverage Statistics
--------------------------------------------------------------------------------
                                                 1999PF     2000       2001
                                             -----------------------------------
Total Debt/EBITDA                                  3.9x       2.9x       2.4x
EBITDA/Interest Expense                            2.7x       3.4x       4.0x
(EBITDA-Capex)/Interest Expense                    2.7x       3.4x       4.0x
--------------------------------------------------------------------------------

Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 though 2004 extrapolated at 10% revenue growth with constant margins.

                                             PROJECT PLAYPEN | September 8, 1999

LEVERAGED BUYOUT ANALYSIS
================================================================================

IRR Sensitivity Analysis
(Figures in thousands, except per share and multiple data)

                                             IRR Sensitivity Analysis
        ----------------------------------------------------------------------------------------------

Offer     5.5x EBITDA Exit Multiple        6.5x EBITDA Exit Multiple        7.5x EBITDA Exit Multiple       % Equity

Price     2002      2003      2004         2002      2003      2004         2002      2003      2004
        ----------------------------------------------------------------------------------------------
$10.00    35.9%     33.0%     30.7%        47.5%     40.5%     36.1%        57.5%     46.9%     40.7%        35.7%

$10.50    31.0%     29.3%     27.9%        42.1%     36.6%     33.1%        51.8%     42.9%     37.6%        38.2%

$11.00    26.7%     26.2%     25.4%        37.5%     33.3%     30.5%        46.8%     39.4%     34.9%        40.6%

$11.50    23.0%     23.3%     23.1%        33.4%     30.3%     28.1%        42.5%     36.3%     32.4%        42.7%

$12.00    19.6%     20.8%     21.1%        29.8%     27.6%     26.0%        38.6%     33.5%     30.3%        44.8%

$12.50    16.6%     18.5%     19.2%        26.5%     25.2%     24.1%        35.1%     30.9%     28.3%        46.6%

$13.00    13.9%     16.4%     17.6%        23.5%     23.0%     22.3%        31.9%     28.6%     26.5%        48.4%

$13.50    11.4%     14.5%     16.0%        20.8%     21.0%     20.7%        29.0%     26.5%     24.8%        50.0%

$14.00     9.1%     12.7%     14.6%        18.3%     19.1%     19.2%        26.4%     24.6%     23.3%        51.6%

$14.50     7.0%     11.1%     13.2%        16.1%     17.4%     17.8%        23.9%     22.7%     21.8%        53.0%

$15.00     5.0%      9.6%     12.0%        13.9%     15.7%     16.5%        21.7%     21.1%     20.5%        54.4%

Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 through 2004 extrapolated at 10% revenue growth with constant margins.

                                             PROJECT PLAYPEN | September 8, 1999

LEVERAGED BUYOUT ANALYSIS
================================================================================

Balance Sheet - Transaction Adjustments
(Figures in thousands)

                                                 Elmo               Adjustments           Consolidated
                                                            ---------------------------
Assets                                         06/30/99      Financing      Accounting      Pro Forma
------                                       ------------   ------------   -------------  ------------
Cash and Cash Equivalents                     $    101.0     $147,933.3     ($147,933.3)   $    101.0
Accounts Receivable                             26,993.0            0.0             0.0      26,993.0
Inventory                                       27,549.0            0.0             0.0      27,549.0
Other Current Assets                             4,619.0            0.0             0.0       4,619.0
                                             ------------   ------------   -------------  ------------
Total Current Assets                            59,262.0      147,933.3      (147,933.3)     59,262.0

Net Property, Plant & Equipment                  2,359.0            0.0             0.0       2,359.0
Deal Goodwill                                        0.0            0.0             0.0           0.0
Existing Goodwill                                    0.0            0.0             0.0           0.0
Deferred Fees                                        0.0            0.0         2,500.0       2,500.0
Other Intangible Assets                              0.0            0.0             0.0           0.0
Other Assets                                     5,993.0            0.0             0.0       5,993.0
                                             ------------   ------------   -------------  ------------
Total Assets                                  $ 67,614.0     $147,933.3     ($145,433.3)   $ 70,114.0
                                             ============   ============   =============  ============

Liabilities and Shareholders' Equity
------------------------------------
Bank Revolver                                 $ 11,995.0     $      0.0      ($11,995.0)   $      0.0
Accounts Payable                                11,638.0            0.0             0.0      11,638.0
Other Current Liabilities                            0.0            0.0             0.0           0.0
                                             ------------   ------------   -------------  -----------
Total Current Liabilities                       23,633.0            0.0       (11,995.0)     11,638.0

Other Liabilities                                  465.0            0.0             0.0         465.0
Deferred Tax                                         0.0            0.0             0.0           0.0

Senior Debt                                      5,570.0       71,730.0        (5,570.0)     71,730.0
Subordinated Debt                                    0.0       10,000.0             0.0      10,000.0
                                             ------------   ------------   -------------  -----------
  Total Liabilities                             29,668.0       81,730.0       (17,565.0)     93,833.0

Minority Interest                                    0.0            0.0             0.0           0.0
Existing Preferred Stock                             0.0            0.0             0.0           0.0
Acquisition PIK Preferred                            0.0            0.0             0.0           0.0
Common Equity                                   37,946.0       66,203.3      (127,868.3)    (23,719.0)
                                             ------------   ------------   -------------  -----------
  Total Liabilities and Equity                $ 67,614.0     $147,933.3     ($145,433.3)   $ 70,114.0
                                             ============   ============   =============  ===========

                                             PROJECT PLAYPEN | September 8, 1999

LEVERAGED BUYOUT ANALYSIS
================================================================================

Pro Forma Income Statement
(Figures in thousands)

                                           Pro Forma                                    Projected
                                          -----------   ------------------------------------------------------------------------
Fiscal Year End 12/31                        1999            2000           2001           2002           2003           2004
                                          -----------   ------------   ------------   ------------   ------------   ------------

Sales                                      $188,798.0     $226,864.2     $249,550.6     $274.505.7     $301,956.2     $332,151.8
Cost of Goods Sold                          140,389.5      169,472.8      186,420.1      205,062.1      225,568.3      248,125.2
                                          -----------   ------------   ------------   ------------   ------------   ------------
   Gross Profit                              48,408.5       57,391.4       63,130.5       69,443.5       76,387.9       84,026.7

Selling Expenses                             17,744.7       21,885.5       24,074.0       26,481.4       29,129.6       32,042.5
General and Administrative Expenses           9,737.3        9,484.3       10,432.7       11,476.0       12,623.6       13,886.0
                                          -----------   ------------   ------------   ------------   ------------   ------------
   EBITDA                                    20,926.5       26,021.6       28,623.7       31,486.1       34,634.7       38,098.2

Existing Depreciation                           527.8          408.5          449.4          494.3          543.8          598.1
Deal Amortization                                 0.0            0.0            0.0            0.0            0.0            0.0
                                          -----------   ------------   ------------   ------------   ------------   ------------
   EBIT                                      20,398.7       25,613.0       28,174.3       30,991.7       34,090.9       37,500.0
Amortization of Deferred Financing Fees         357.1          357.1          357.1          357.1          357.1          357.1
Interest Expense (net)                        7,696.6        7,696.6        7,110.2        6,389.4        5,527.1        4,387.3
                                          -----------   ------------   ------------   ------------   ------------   ------------
   Pre-Tax Income                            12,345.0       17,559.3       20,707.0       24,245.2       28,206.7       32,755.6
Provision for Taxes                           5,184.9        7,374.9        8,696.9       10,183.0       11,846.8       13,757.3
                                          -----------   ------------   ------------   ------------   ------------   ------------
   Net Income                                 7,160.1       10,184.4       12,010.0       14,062.2       16,359.9       18,998.2
Preferred Dividends                               0.0            0.0            0.0            0.0            0.0            0.0
                                          -----------   ------------   ------------   ------------   ------------   ------------
   Net Income to Common                       7,160.1       10,184.4       12,010.0       14,062.2       16,359.9       18,998.2
                                          ===========   ============   ============   ============   ============   ============

Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 through 2004 extrapolated at 10% revenue growth with constant margins.

                                             PROJECT PLAYPEN | September 8, 1999

LEVERAGED BUYOUT ANALYSIS
================================================================================

Pro Forma Balance Sheet
(Figures in thousands)

                                           Pro Forma                                    Projected
                                          -----------   -----------------------------------------------------------------------
Assets                                      6/30/99         2000           2001           2002           2003           2004
------                                    -----------   -----------    -----------    -----------    -----------    -----------
Cash and Cash Equivalents                  $    101.0    $    101.0     $    101.0     $    101.0     $    101.0     $    101.0
Accounts Receivable                          26,993.0      32,435.4       35,679.0       39,246.9       43,171.6       47,488.7
Inventory                                    27,549.0      33,256.1       36,581.7       40,239.9       44,263.9       48,690.3
Other Current Assets                          4,619.0       5,550.3        6,105.3        6,715.9        7,387.5        8,126.2
                                          -----------   -----------    -----------    -----------    -----------    -----------
Total Current Assets                         59,262.0      71,342.8       78,467.0       86,303.6       94,923.9      104,406.2

Net Property, Plant & Equipment               2,359.0       2,150.5        2,001.1        1,906.7        1,863.0        1,864.8
Deferred Fees                                 2,500.0       2,142.9        1,785.7        1,428.6        1,071.4          714.3
Other Assets                                  5,993.0       5,993.0        5,993.0        5,993.0        5,993.0        5,993.0
                                          -----------   -----------    -----------    -----------    -----------    -----------
Total Assets                               $ 70,114.0    $ 81,629.2     $ 88,246.8     $ 95,631.9     $103,851.3     $112,978.3
                                          ===========   ===========    ===========    ===========    ===========    ===========

Liabilities and Shareholders' Equity
------------------------------------
Bank Revolver                              $      0.0    $      0.0     $      0.0     $      0.0     $      0.0     $ 37,162.8
Accounts Payable                             11,638.0      18,806.6       20,687.2       22,756.0       25,031.5       27,534.7
                                          -----------   -----------    -----------    -----------    -----------    -----------
Total Current Liabilities                    11,638.0      18,806.6       20,687.2       22,756.0       25,031.5       64,697.5

Other Liabilities                               465.0         385.0          385.0          385.0          385.0          385.0

Senior Debt                                  71,730.0      65,972.2       58,699.2       49,953.3       39,537.2            0.0
Subordinated Debt                            10,000.0      10,000.0       10,000.0       10,000.0       10,000.0            0.0
                                          -----------   -----------    -----------    -----------    -----------    -----------
  Total Liabilities                          93,833.0      95,163.8       89,771.4       83,094.3       74,953.7       65,082.5

Common Equity                               (23,719.0)    (13,534.6)      (1,524.6)      12,537.7       28,897.5       47,895.8
                                          -----------   -----------    -----------    -----------    -----------    -----------
  Total Liabilities and Equity             $ 70,114.0    $ 81,629.2     $ 88,246.8     $ 95,631.9     $103,851.3     $112,978.3
                                          ===========   ===========    ===========    ===========    ===========    ===========

Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 through 2004 extrapolated at 10% revenue growth with constant margins.

                                             PROJECT PLAYPEN | September 8, 1999

LEVERAGED BUYOUT ANALYSIS
================================================================================

Pro Forma Statement of Cash Flow
(Figures in thousands)

                                                                                       Projected
                                                       ------------------------------------------------------------------------
                                                            2000           2001           2002           2003           2004
                                                       ------------   ------------   ------------   ------------   ------------
Cash Flow from Operations
Net Income                                               $ 10,184.4     $ 12,010.0     $ 14,062.2     $ 16,359.9     $ 18,998.2
Existing Depreciation                                         408.5          449.4          494.3          543.8          598.1
Amortization of Deferred Financing Fees                       357.1          357.1          357.1          357.1          357.1
Change in Working Capital                                  (4,912.3)      (5,243.5)      (5,767.9)      (6,344.7)      (6,979.1)
Change in Other Liabilities                                   (80.0)           0.0            0.0            0.0            0.0
                                                       ------------   ------------   ------------   ------------   ------------
   Cash Provided/(Used) by Operating Activities          $  5,957.8     $  7,573.0     $  9,145.8     $ 10,916.1     $ 12,974.4

Cash Flow From Investing Activities
Capital Expenditures                                        ($200.0)       ($300.0)       ($400.0)       ($500.0)       ($600.0)
                                                       ------------   ------------   ------------   ------------   ------------
   Cash Provided/(Used) by Investing Activities             ($200.0)       ($300.0)       ($400.0)       ($500.0)       ($600.0)

As a % of Sales                                                0.1%           0.1%           0.1%           0.2%           0.2%

Cash Flow From Financing Activities
Change in Revolver                                              0.0            0.0            0.0            0.0       37,162.8
Change in Senior Debt                                      (5,757.8)      (7,273.0)      (8,745.8)     (10,416.1)     (39,537.2)
Change in Subordinated Debt                                     0.0            0.0            0.0            0.0      (10,000.0)
   Cash Provided/(Used) by Investing Activities           ($5,757.8)     ($7,273.0)     ($8,745.8)    ($10,416.1)    ($12,374.4)

Beginning Cash Balance                                   $    101.0     $    101.0     $    101.0     $    101.0     $    101.0
Change in Cash                                                  0.0            0.0            0.0            0.0            0.0
                                                       ------------   ------------   ------------   ------------   ------------
Ending Cash Balance                                      $    101.0     $    101.0     $    101.0     $    101.0     $    101.0

Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 through 2004 extrapolated at 10% revenue growth with constant margins.

                                             PROJECT PLAYPEN | September 8, 1999

LEVERAGED BUYOUT ANALYSIS
================================================================================

Summary Credit Statistics
(Figures in thousands, except per share and multiple data)

                                           Pro Forma                                    Projected
                                          -----------   ------------------------------------------------------------------------
                                             1999            2000           2001           2002           2003           2004
                                          -----------   ------------   ------------   ------------   ------------   ------------
Income Statement Items
----------------------
Revenue                                    $188,798.0     $226,864.2     $249,550.6     $274,505.7     $301,956.2     $332,151.8
EBITDA                                       20,926.5       26,021.6       28,623.7       31,486.1       34,634.7       38,098.2
EBITDA-Capex                                 20,926.5       25,821.6       28,323.7       31,086.1       34,134.7       37,498.2
EBIT                                         20,398.7       25,613.0       28,174.3       30,991.7       34,090.9       37,500.0
Cash Interest Expense                         7,696.6        7,696.6        7,110.2        6,389.4        5,527.1        4,387.3

Balance Sheet Items
-------------------
Total Debt                                 $ 81,730.0     $ 75,972.2     $ 68,699.2     $ 59,953.3     $ 49,537.2     $ 37,162.8
Net Debt                                     81,629.0       75,871.2       68,598.2       59,852.3       49,436.2       37,061.8
Equity                                      (23,719.0)     (13,534.6)      (1,524.6)      12,537.7       28,897.5       47,895.8
                                          -----------   ------------   ------------   ------------   ------------   ------------
Total Capitalization                         57,910.0       62,336.6       67,073.6       72,390.0       78,333.7       84,957.6

Total Debt/EBITDA                                3.9x           2.9x           2.4x           1.9x           1.4x           1.0x

Net Debt/Equity                                   NM             NM             NM          477.4%         171.1%          77.4%
Net Debt/Capitalization                           NM             NM             NM           82.7%          63.1%          43.6%

Coverages
---------
EBITDA/Cash Interest Expense                     2.7x           3.4x           4.0x           4.9x           6.3x           8.7x
(EBITDA - Capex)/Cash Interest Expense            2.7            3.4            4.0            4.9            6.2            8.5

Source of projections: Years 1999 and 2000 based on Management projections, Years 2001 through 2004 extrapolated at 10% revenue growth with constant margins.

                                             PROJECT PLAYPEN | September 8, 1999

                 C   Weighted Average Cost of Capital Analysis
--------------------------------------------------------------------------------

                                             PROJECT PLAYPEN | September 8, 1999

WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS
================================================================================

Cost of Capital Analysis
(Figures in thousands)

                                   Levered             Mkt. Val.               Book Val.       BV Debt/          Unlevered
Unlevered Betas                    Beta (1)             Equity                   Debt         MV Equity           Beta (2)
---------------                    --------       --------------------     ----------------   ---------    -----------------------
Aris Industries, Inc.                1.02           $  211,265.0           $   25,972.0          12.3%                       0.95
Authentic Fitness Corporation        0.54              405,433.0              154,445.0          38.1%                       0.44
Bernard Chaus, Inc.                  0.78               76,263.0               13,500.0          17.7%                       0.70
Cherokee Inc.                        0.40               69,643.0               41,671.0          59.8%                       0.30
Cutter & Buck, Inc.                  0.99              132,275.0               18,213.0          13.8%                       0.92
Gerber Childrenswear, Inc            1.19               83,020.0               22,729.0          27.4%                       1.03
Jones Apparel Group                  1.18            3,551,116.0            1,252,474.0          35.3%                       0.98
McNaughton Apparel Group             0.78               77,195.0              125,000.0         161.9%                       0.40
Nautica Enterprises, Inc.            0.72              516,765.0               (1,938.0)         (0.4%)                      0.72
OskKosh B'Gosh, Inc.                 0.39              227,467.0               (3,126.0)         (1.4%)                      0.39
Perry Ellis International            1.12               87,556.0              138,992.0         158.7%                       0.58
Phillips-Van Heusen                  0.95              259,236.0              248,754.0          96.0%                       0.61
Quiksilver, Inc.                     1.29              427,920.0               57,615.0          13.5%                       1.19
Tarrant Apparel Group                0.87              229,173.0               67,881.0          29.6%                       0.74
Toymax International                 0.58               97,250.0                7,442.0           7.7%                       0.56
Vans, Inc.                           1.18              173,163.0                9,185.0           5.3%                       1.14
V. F. Corporation                    0.84            4,293,214.0            1,083,093.0          25.2%                       0.73
The Warnaco Group, Inc.              0.98            1,207,349.0              804,503.0          66.6%                       0.70
Equity Marketing, Inc.               1.43               83,638.0               16,700.0          20.0%                       1.28
Helen of Troy Limited                0.92              423,891.0               55,450.0          13.1%                       0.85

                                                                                                           -----------------------
                                                                                                            Mean             0.76
                                                                                                           -----------------------

----------------------------------------------------------------------------------------------------------------------------------
Elmo                                 0.75           $  110,241.7           $   17,565.0          15.9%                       0.69
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------                        ---------------------------------------------------------------
          Cost of Equity Estimate                                                            WACC Estimate
-------------------------------------------                        ---------------------------------------------------------------
Unlevered Beta                       0.76                          Elmo BV Debt/MV Equity                                    15.9%
Target BV Debt/MV Equity (3)         15.9%                         Elmo BV Debt/Total Market Capitalization                  13.7%
Target BV Preferred/MV Equity         0.0%                         Elmo MV Equity/Total Market Capitalization                86.3%
Levered Beta (4)                     0.83                          Cost of Debt (9)                                           5.8%
Risk Free Rate (5)                    6.1%                         Cost of Equity                                            15.4%
Risk Premium (6)                      8.0%
Small Cap Premium (7)                 2.6%

-------------------------------------------                        ---------------------------------------------------------------
Cost of Equity (8)                   15.4%                         WACC                                                      14.0%
-------------------------------------------                        ---------------------------------------------------------------

Notes:
----------------------------
(1) Average Beta from Bloomberg and S&P
(2) Unlevered Beta = Levered Beta/[1 + (BV Debt/MV Equity x (1 - Marginal Tax
    Rate)]
(3) Based on debt as of June 30, 1999
(4) Levered Beta = Unlevered Beat x [1 + (Target BV Debt/MV Equity x (1 - Marginal Tax Rate)]
(5) Yield on 30 year U.S. Treasury bond at August 31, 1999
(6) Source: SBBI 1998 Yearbook, "Stocks, Bonds, Bills and Inflation" from Ibbotson Associates
(7) Source: SBBI 1998 Yearbook, "Stocks, Bonds, Bills and Inflation" from Ibbotson Associates
(8) Cost of Equity = Risk Free Rate = (Levered Beta x Market Risk Premium) = Small Cap Premium
(9) Elmo's After-tax cost of debt based on current effective borrowing rate of
    10%